Exhibit 10.1

NORTEL NETWORKS TECHNOLOGY CORPORATION
AND
CIENA CANADA, INC.

LEASE

Premises: Lab #10, Nortel Carling Campus, 3500 Carling Avenue, Ottawa, Ontario
Date: March 19, 2010

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Exhibit “A” The Carling Campus and the Premises
Exhibit “B” Landlord’s Regulations
Exhibit “C” Building Services Matrix
Exhibit “D” Standby Letter of Credit
Exhibit “E” Termination Fee Reduction Schedule
Exhibit “F” Closing and Escrow Agreement — Carling

ii

LEASE
          REAL ESTATE LEASE (“Lease”) dated March 19, 2010, between NORTEL NETWORKS TECHNOLOGY CORPORATION (“Landlord”) and CIENA CANADA, INC. (“Tenant”)
          WHEREAS, Tenant and its affiliates have purchased the ‘Metro Ethernet Networks’ business of Landlord and certain of its affiliates (the “MEN Business”) identified in an Amended and Restated Asset Sale Agreement (the “ASA”) dated as of November 24, 2009, which transaction is being completed as of the date hereof (the “Closing Date”);
          WHEREAS, Landlord is one of the entities granted certain initial creditor protection in an application for protection under the Companies’ Creditors Arrangement Act (the “CCAA”) pursuant to an order issued by the Ontario Superior Court of Justice (the “Canadian Court”) dated January 14, 2009 (the “Initial Order”), which also appointed Ernst & Young Inc. as “Monitor” in connection with the CCAA Cases (defined below) and was extended by further order of the Canadian Court from time to time, most recently on July 30, 2009, as the same may be amended, extended, restated or replaced from time to time by the Canadian Court (the proceedings commenced by such application, the “CCAA Cases”);
          WHEREAS, on December 2, 2009, the Canadian Court in the CCAA Cases issued that certain Approval and Vesting Order authorizing the transactions contemplated in the ASA, including, without limitation, the entering into of this Lease (the “Order”);
          WHEREAS, Landlord proposes to lease the Premises, as defined below, and the Additional Premises as defined in the Additional Premises Lease to Tenant, and Tenant proposes to lease the Premises from Landlord upon the terms and conditions hereinafter set forth and the Additional Premises upon the terms and conditions set forth in the Additional Premises Lease.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          Article 1. Basic Terms and Definitions
     Section 1.1 “Additional Premises” means the premises in the Carling Campus leased by Tenant from Landlord under the Additional Premises Lease.
     Section 1.2 “Additional Premises Lease” means the lease agreement between Landlord and Tenant dated as of the date of this Lease in respect of the Additional Premises, as same may be amended, restated or extended from time to time.
     Section 1.3 “Additional Rent” has the meaning set forth in Section 2.3.
     Section 1.4 “Authority” has the meaning set forth in Section 11.1.
     Section 1.5 “Building Services” means the services to be provided by Landlord to the Premises or otherwise for the benefit of Tenant as listed in the “Services Matrix” set out in Exhibit “C” attached hereto.

     Section 1.6 “Base Rate” has the meaning set forth in Section 20.1(e).
     Section 1.7 “Building” means the building identified as the “Lab 10” building within the Carling Campus within which the Premises are situate.
     Section 1.8 “Building Standard” means the standard of quality to which the Premises and the Carling Campus have been constructed, maintained, repaired and operated by Landlord typically prior to the Commencement Date, and the typical Operating Expenses which would be expected to be incurred and expended by Landlord in connection with such maintenance and operation of the Premises and the Carling Campus as a multi-tenant commercial office campus.
     Section 1.9 “Building Systems” means the utility, heating, ventilation, air-conditioning, mechanical, electrical, plumbing, life safety, security, storm and sanitary drainage systems and other facilities of the Premises and the Carling Campus, as the same exist as at the Commencement Date and as may be modified by Landlord in its sole discretion from time to time, provided that such modifications do not adversely affect the maintenance and operation of the Building in accordance with the Building Standard in any material manner.
     Section 1.10 “Business Day” means a day on which the banks are opened for business (Saturdays, Sundays, statutory and civic holidays excluded) in Ottawa, Ontario, Canada.
     Section 1.11 “Carling Campus” means the buildings, facilities and improvements on the owned and leased parts of the lands forming part of the “Nortel Carling Campus,” municipally known as 3500 Carling Avenue, Ottawa, Ontario existing as at the Commencement Date of this Lease, as illustrated on Exhibit “A” attached hereto, as may be modified by Landlord in its sole discretion from time to time, provided that such modifications do not adversely affect the maintenance and operation of the Carling Campus in accordance with Building Standard in any material manner.
     Section 1.12 “Carling Works” has the meaning set forth in Section 4.2.
     Section 1.13 “Commencement Date” means the Closing Date, as defined in the ASA.
     Section 1.14 “Common Areas” means all parts of the lands, areas, facilities, improvements, systems, equipment, and installations in, upon or forming part of the Carling Campus which, from time to time are not used exclusively by other occupants of the Carling Campus and includes pedestrian sidewalks, driveways (including, without limitation, the ring road circling the Carling Campus) parking areas, public or shared corridors, including without limitation, the pedestrian traffic tunnel between the Lab 2 Building and the Lab 10 Building, stairways and elevators, loading and dock areas, truck courses, and Building Systems provided, utilized or available for the occupants of the Carling Campus, their employees, customers and others or for general use and enjoyment, as the same exist as at the Commencement Date and as may be modified by Landlord in its sole discretion from time to time, provided that such modifications do not adversely affect the maintenance and operation of the Common Areas in accordance with the Building Standard in any material manner.
     Section 1.15 “Consolidation Works” has the meaning set forth in Section 2.1.

     Section 1.16 “Default” has the meaning set forth in Section 19.1.
     Section 1.17 “Default Rate” has the meaning set forth in Section 20.6.
     Section 1.18 “Early Termination Fee” and “Early Termination Right” have the respective meanings set forth in Section 27.1.
     Section 1.19 “Escrow Agreement” means the “Closing and Escrow Agreement — Carling” to be entered into between the parties concurrently with the Lease in substantially the form set out in Exhibit “F” hereto.
     Section 1.20 “Expenses” has the meaning set forth in Section 7.1.
     Section 1.21 “Fixed Rent” has the meaning set forth in Section 2.1.
     Section 1.22 “GST” means the goods and services tax imposed on Rent under the Excise Tax Act, and any additional, supplemental, replacement, amended, or harmonized tax levied upon the Rent from time to time.
     Section 1.23 “Interim License” has the meaning set forth in Section 2.1.
     Section 1.24 “Laws” has the meaning set forth in Section 11.1.
     Section 1.25 “Landlord’s Regulations” has the meaning set forth in Section 3.3.
     Section 1.26 “Material Interruption” has the meaning set forth in Section 26.1.
     Section 1.27 “Mortgagee” has the meaning set forth in Section 12.1.
     Section 1.28 “Mortgages” has the meaning set forth in Section 12.1.
     Section 1.29 “Notice Address” means:
(a)	for Landlord:

Nortel Networks Technology Corporation

c/o Nortel Networks	c/o Nortel Networks
GMS 991-01-A10	5945 Airport Road, Suite 360
2221 Lakeside Boulevard	Mississauga, Ontario,
Richardson, Texas 75082	Canada L4V 1R9
Attention: Real Estate Group	Attention: Real Estate Group
Facsimile: (972) 684-3868	(Richardson Tx)

(b)	for Tenant:	with a copy to:

	Ciena Canada Inc.	Ciena Corporation
	c/o Ciena Corporation	1201 Winterson Road
	1201 Winterson Road	Linthicum, MD
	Linthicum, MD	21090 USA
	21090 USA	Fax: 1-410-981-7651
	Fax: 1-410-865-8001	Attention: Director, Facilities
	Attention: General Counsel	(Real Estate)
     Section 1.30 “Operating Expense Contribution” has the meaning set forth in Section 2.3.
     Section 1.31 “Permitted Uses” has the meaning set forth in Section 3.1.
     Section 1.32 “Premises” means the whole of the “Lab 10” Building in the Carling Campus having a deemed area for all purposes under this Lease of 265,000 square feet of Rentable Area and the lands used in connection with such Lab 10 Building (the “Lands”) shown outlined in thick black on Exhibit “A” to this Lease. The Premises include any fixtures and improvements in the Premises on the Commencement Date, and any other fixtures and improvements installed in the Premises by or on behalf of Tenant or by Landlord after the Commencement Date (in each case excluding Tenant’s Property).
     Section 1.33 “Rent” has the meaning set forth in Section 2.3.
     Section 1.34 “Rentable Area” has the meaning set forth in Section 2.2.
     Section 1.35 “Security” means an amount equivalent to a total of three (3) month’s Rent, to be adjusted as such amounts are applied by Landlord where permitted by the terms of this Lease to ensure it continues to represent three (3) month’s Rent at all times through the Term.
     Section 1.36 “Taxes” means all taxes, rates, duties and assessments whatsoever, whether municipal, provincial, parliamentary or otherwise, now charged or hereafter to be charged upon the Premises, the Lands, the Building, the Carling Campus or any part or parts thereof or upon Landlord in respect thereof, including school taxes, municipal taxes and taxes for local improvements or works assessed against the Carling Campus, including any interest and penalties related thereto.
     Section 1.37 “Tenant’s Property” means Tenant’s trade fixtures, furniture, furnishings, fittings, equipment, apparatus, appliances and other articles of personal property. Tenant’s Property includes any Transferred Tenant’s Property.
     Section 1.38 “Tenant’s Share” means that percentage of total Expenses for the Carling Campus determined by the fraction having as the numerator the Rentable Area of the Premises and as the denominator, the Rentable Area of the occupied portions of the Carling Campus.
     Section 1.39 “Tenant’s Work” has the meaning set forth in Section 5.2.

     Section 1.40 “Term” means the period commencing on the Commencement Date and ending on the date (the “Expiration Date”) which is the earlier of (i) the last day of the month in which occurs the tenth (10th) anniversary of the day immediately preceding the Commencement Date (“Fixed Expiration Date”), and (ii) the date the term of this Lease is terminated by Landlord pursuant to Section 27.1 (“Early Termination Date”), and (iii) the date the term of this Lease is otherwise terminated under the provisions of this Lease (“Earlier Expiration Date”).
     Section 1.41 “Transferred Tenant’s Property” means Landlord’s former trade fixtures, furniture, furnishings, fittings, equipment, apparatus, appliances and other articles of personal property located at the Premises and used primarily in connection with the MEN Business divested pursuant to the ASA in accordance with the terms thereof.
     Section 1.42 “Unavoidable Delay” has the meaning set forth in Section 24.8.
     Section 1.43 Certain Definitions. Any reference in this Lease to (a) “legal action”, includes any suit, proceeding or other legal, arbitration or administrative process, (b) “person”, includes any individual or entity, and (c) “this Lease”, includes Landlord’s Regulations and the Exhibits to this Lease. Any capitalized terms used and not otherwise defined in this Lease shall, if defined in the ASA, have the meanings ascribed to such terms in the ASA.
          Article 2. Demise; Rent
     Section 2.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the Term, at the Rent and on the other terms and conditions of this Lease. The use and occupation by Tenant of the Premises includes the non-exclusive right of Tenant and Persons having business with Tenant, in common with Landlord, its other tenants, subtenants and all others entitled or permitted by Landlord to the use of such parts of the Common Areas as may be designated by Landlord from time to time as being available for general use by tenants and other occupants of the Carling Campus and customers and visitors thereto. Pending the completion of any relocation, demising and consolidation works by Landlord in respect of the Transferred Employees and Transferred Tenant Property into the Premises (the “Consolidation Works”), Landlord grants to Tenant and the Transferred Employees a non-exclusive license to access, occupy and operate within the existing spaces and locations occupied by the Business in the Campus as at the Commencement Date in the same manner as was the case prior to the Commencement Date (the “Interim License”). The Interim License shall expire and cease to have force and effect upon completion of the Consolidation Works.
     Section 2.2 Beginning on the Commencement Date, and in each year of the Term, Tenant shall pay to Landlord without demand, and without any set-off or deduction whatsoever, as rental for the Premises and for the non-exclusive use of the Common Areas, the fixed rent (the “Fixed Rent”), which is hereby set at [*] per annum ([*] per month) plus GST calculated at the rate of [*] per square foot of rentable area per annum, based upon the area of the Premises having a total deemed rentable area of 265,000 sq. ft. (“Rentable Area”).

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          The Fixed Rent shall be paid in equal monthly installments, in advance, on the first day of each calendar month during the Term, except that on the first day of the month following the Commencement Date, Tenant shall pay Landlord the full monthly installment of the Rent due for such month along with the Rent for the period between the Commencement Date and the last day of the month in which the Commencement Date occurs on a per diem basis (such amount being agreed by the parties to be [*]), to be applied to the first installments of Rent due under this Lease. If the Commencement Date or the last day of the Term or such earlier date as the Lease may be terminated is not the first day of a month, the Fixed Rent for the month in which such date occurs shall be apportioned according to the number of days in that month.
     Section 2.3 Tenant covenants to pay at the same time and in the same manner as Fixed Rent, Tenant’s Share of Expenses subject to the proviso that Tenant’s share of Expenses for the first year of the Term shall be [*] per square foot of Rentable Area of the Premises per annum ([*], payable in monthly installments of [*]) plus GST. On the first anniversary of the Commencement Date, and every anniversary thereafter during the Term, Tenant’s share of Expenses shall be increased by [*] per annum, and each such increased amount shall represent Tenant’s share of Expenses for that applicable year (herein called the “Operating Expense Contribution”). It is the intention of the parties that Tenant’s Operating Expense Contribution constitute a “gross rental” amount in respect of the Expenses that Tenant is responsible for and that Tenant shall not be responsible for any other Expenses of Landlord whatsoever over and above Tenant’s Operating Expense Contribution other than those expressly set forth in this Lease as being the responsibility of Tenant.
          Tenant further covenants to pay as additional rent the following sums to Landlord under this Lease (other than Fixed Rent and Operating Expense Contribution) (herein called “Additional Rent”, and together with the Fixed Rent and the Operating Expense Contribution, collectively called “Rent”)
          (a) GST on Rent;
          (b) all fees and management or administrative costs of Landlord expressly stipulated in this Lease to be payable by Tenant over and above Operating Expense Contribution;
          (c) the cost of Landlord’s consent to, review and supervision of in respect of any Tenant’s Works which require the consent of Landlord under the terms of this Lease; and
          (d) any Expense incurred by Landlord to repair or replace any part of the Premises or the Carling Campus damaged or destroyed by Tenant or those for whom Tenant is responsible in law.
          In addition to the foregoing, Tenant shall be responsible to pay directly to the applicable Authority, its own business taxes and license fees.
     Section 2.4 Tenant shall pay Landlord the Rent, without notice, demand, deduction or offset (except as provided in this Lease), in Canadian Dollars, by wire transfer or another method approved by Landlord, at Landlord’s Notice Address or another address Landlord designates, and as provided in this Lease. Landlord’s delay in rendering, or failure to render, any statement required to be rendered by Landlord for any Rent for any period shall not waive Landlord’s right

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

to render a statement or collect that Rent for that or any subsequent period provided that Landlord shall not claim or recover any amount relating to any lease year more than one year after the end of that year. The rendering of an incorrect statement shall not waive Landlord’s right to render a corrected statement for the period covered by the incorrect statement and collect the correct amount of the Rent, provided such corrected statement is rendered to Tenant within ninety (90) days from the date of the incorrect statement.
          Article 3. Use
     Section 3.1 Tenant shall be entitled to use the Premises primarily for the purposes of operation of the MEN Business in substantially the manner as previously conducted in the Premises by Landlord, or any other similar type of technology based business, having as ancillary uses thereto (i) offices and associated meeting areas, (ii) a sales centre and showroom, (iii) laboratories and research and development purposes and/or (iv) any other uses permitted under the zoning by-laws and other restrictions imposed by any Authority upon the Premises (collectively, the “Permitted Uses”) and for no other uses. Landlord represents and warrants that it has received no notice from any Authority imposing such restrictions on the use of the Premises for the purposes of the MEN Business.
     Section 3.2 Tenant shall not (a) use any part of the Premises in violation of this Lease or the certificate of occupancy, if any, for the Premises; (b) use any area outside the Premises and adjacent to the Premises for the outdoor sale or display of any merchandise, for solicitations or demonstrations; (c) store trash other than inside the Premises or in areas behind the Premises, provided such outdoor storage areas are maintained in a clean and orderly condition; (d) cause waste or damage to the Premises, or permit the use of the Premises for any dangerous, noxious or offensive use, trade, business or activity; (e) place any sign outside the Premises or in the Carling Campus except as expressly permitted by Section 9.8 of this Lease, (f) park trucks or other vehicles in a manner which interferes with ingress and egress to and from the Premises or the Carling Campus, (g) cause the release in or from the Premises of any Hazardous Material, or any other item which is deemed Hazardous under any Law, or (h) advertise in a manner which, if the Premises are identified, in Landlord’s reasonable judgment, impairs the reputation or desirability of the Carling Campus, or (i) move any large equipment into or out of the Premises the installation or removal of which could reasonably be expected to cause damage to the Premises, without prior notice to, and in compliance with any reasonable requirements imposed by, Landlord.
     Section 3.3 Tenant shall comply with the existing rules and regulations of the Carling Campus attached to this Lease as Exhibit “B”, and any future rules and regulations adopted by Landlord, acting reasonably, ten (10) days prior written notice of which shall be given to Tenant, in connection with the operation of, and construction work within, the Premises which do not materially and adversely affect Tenant’s rights under this Lease (collectively, “Landlord’s Regulations”). Landlord is not required to enforce Landlord’s Regulations or any other lease in the Carling Campus and Landlord shall not be liable to Tenant for a violation of Landlord’s Regulations or any other lease in the Carling Campus by any other tenant or occupant of the Carling Campus. Landlord’s failure to enforce Landlord’s Regulations against Tenant or any other occupant of the Carling Campus shall not be considered a waiver of Landlord’s Regulations. Landlord shall not, however, enforce Landlord’s Regulations against Tenant in a discriminatory or arbitrary manner. If there is any inconsistency between this Lease and Landlord’s Regulations, this Lease shall control.
          Article 4. Condition of the Premises
     Section 4.1 Tenant confirms that, subject to the Carling Works to be completed by Landlord in accordance with the provisions of Subsection 4.3, (i) it has examined the Premises and shall accept possession of the Premises in their “AS IS” condition on the Commencement Date, subject to normal wear and tear and the removal of the existing occupant’s property, if any, and repair of any damage caused by such removal; (ii) Landlord has no obligation to perform any other work, supply any materials, incur any expenses or make any installations to prepare the Premises for Tenant’s occupancy. Landlord represents and warrants that, to the best of its knowledge, the Premises (including the Building Systems) are in a good state of repair and in proper working order for the purposes for which the Premises have typically been used by Landlord for the period prior to the Commencement Date.
     Section 4.2 Landlord has estimated (with reference to the plans and documentation attached to the Escrow Agreement) that the aggregate cost of all works necessary in order to demise and segregate the Lab 2 Premises and to relocate the MEN Business into the Lab 10 Premises and Lab 2 Premises, each in accordance with the plans and specifications referenced in the Escrow Agreement (the “Carling Works”), is [*], plus applicable Taxes. Landlord shall be responsible for completing the Carling Works pertaining to the relocation and consolidation of the MEN Business into the Premises and the Lab 2 Premises) and all works required to physically separate and demise the Premises from the balance of the space within the Lab 2 Building. Tenant shall be responsible, in accordance with the provisions set out in the Escrow Agreement, for up to a maximum of [*] of the initial costs of completing such works and Landlord shall be responsible for all remaining costs associated with completing such Carling Works.
     Section 4.3 Landlord shall undertake and complete the Carling Works in accordance with the provisions of the Escrow Agreement. Tenant shall make itself available to provide reasonable and timely cooperation to assist with the planning, designing, implementation and completion of the Carling Works in each case without further cost contribution by Tenant.
          Article 5. Tenant’s Work/Alterations
     Section 5.1 All structural alterations to the Premises and such works referred to in Subsection 5.2(b)(i), (ii) and (iii) hereof are strictly prohibited without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed.
     Section 5.2
          (a) Tenant may, at any time or times, subject to prior written notice to but without the prior written consent of Landlord, (i) install and remove Tenant’s Property at the Premises; and, (ii) paint, decorate, install carpeting and flooring at the Premises and make architectural changes (i.e., cosmetic changes that do not require a building permit) to the interior of the Premises, provided, in each case, that such changes do not materially adversely affect any

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Building System servicing the Premises or the Landlord’s Building Services or operation of the Premises in accordance with the Building Standard.
          (b) Tenant may, at any time or times, subject to prior written notice to and with the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed, make additions, changes or alterations to the Premises as it deems desirable for the Permitted Uses of the Premises, provided that such additions, changes or alterations do not (i) weaken or endanger the structure of the Premises or the Building; (ii) materially adversely affect any Building System servicing the Premises, the Landlord’s Building Services or operation of the Premises in accordance with the Building Standard, or (iii) materially adversely affect the operation of any other buildings in the Carling Campus. The work referred to in Section 5.1 and Section 5.2 is hereinafter collectively referred to as the “Tenant’s Work”.
          (c) Tenant’s Work shall be performed only by reputable contractors or subcontractors in good standing. Tenant’s Work shall be performed at Tenant’s expense, in a professional manner using new materials of first class quality and in compliance with this Lease, all Laws and Tenant’s Plans (as defined in Section 5.3).
     Section 5.3 Prior to performing any Tenant’s Work which pursuant to this Article requires Landlord’s consent, Tenant shall, at Tenant’s expense (a) deliver to Landlord, detailed plans and specifications for Tenant’s Work in form reasonably satisfactory to Landlord, and to the extent reasonably necessary, prepared and certified by a registered architect or licensed engineer, and suitable for filing with the applicable Authority, if filing is required by Law (“Tenant’s Plans”), (b) in respect of any Tenant’s Works which require consent, obtain Landlord’s approval of Tenant’s Plans (which shall not be unreasonably withheld, conditioned or delayed), (c) obtain (and deliver to Landlord copies of) all required authorizations of any Authority and (d) deliver to Landlord certificates (in form reasonably acceptable to Landlord) of worker’s compensation and insurance (covering all persons to be employed by Tenant, and all contractors and subcontractors performing any Tenant’s Work), commercial general liability insurance (naming Landlord, Landlord’s managing agent, if any, Landlord and any Mortgagee as additional insureds) and Builder’s risk insurance (issued on a completed value basis), in form, with companies, for periods and in amounts reasonably required by Landlord, naming Landlord, Landlord’s managing agent, if any, and any Mortgagee as additional insureds. Whether Tenant’s Plans are approved or not, Tenant shall promptly reimburse Landlord for any reasonable out-of-pocket expenses incurred by Landlord in connection with Landlord’s review of Tenant’s Plans and inspection of Tenant’s Work, including outside experts retained by Landlord for that purpose. Following the completion of Tenant’s Work, Tenant shall, at Tenant’s expense, obtain and deliver to Landlord copies of all authorizations of any Authority required upon the completion of Tenant’s Work and “as-built” plans and specifications for Tenant’s Work prepared as reasonably required by Landlord.
     Section 5.4 If, in connection with Tenant’s Work or any other act or omission of Tenant or Tenant’s employees, agents or contractors, a construction lien, financing statement or other lien or violation is filed against Landlord, or any part of the Premises, the Building or Tenant’s Work, Tenant shall, at Tenant’s sole cost and expense, have it removed by bonding or otherwise within twenty (20) days after Tenant receives notice of the filing.

     Section 5.5 Tenant shall not employ, or permit the employment of, any contractor, subcontractor or other worker in the Premises, whether in connection with Tenant’s Work or otherwise, if such employment shall, in Landlord’s reasonable judgment, interfere or cause conflict with other contractors, subcontractors or workers in the Carling Campus.
     Section 5.6 At Tenant’s request, Landlord shall join in any applications for any authorizations required from any Authority in connection with Tenant’s Work (to which Landlord has consented, if required pursuant to this Article), and otherwise cooperate with Tenant in connection with Tenant’s Work, but Landlord shall not be obligated to incur any expense or obligation in connection with any such applications or cooperation.
     Section 5.7 Tenant shall not place a load on any floor of the Premises exceeding the floor load per square foot which the floor was designed to carry and which is allowed by any applicable Law.
     Section 5.8
          (a) All Tenant’s Work shall become the property of Landlord at the Expiration Date. By the Expiration Date, Tenant shall, at Tenant’s expense, remove from the Premises and the Carling Campus Tenant’s Property and, if required by Landlord, Tenant’s Work including all demising walls, and repair any damage to the Premises or the Carling Campus caused by the installation or removal of Tenant’s Property or Tenant’s Work.
          (b) All Tenant’s Property shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiry of the Term. If Tenant removes any Tenant’s Property from the Premises, Tenant shall repair any damage to the Premises caused by such removal Any Tenant’s Property which is not removed by Tenant by ten (10) days of the Expiration Date shall be deemed abandoned and may, at Landlord’s option, be retained as Landlord’s property or disposed of by Landlord at Tenant’s expense.
          Article 6. Real Estate Taxes
     Section 6.1 Landlord acknowledges and agrees that Tenant’s Share of Taxes are included in Tenant’s Operating Expense Contribution.
     Section 6.2 Landlord may, at Landlord’s option and at no additional expense to Tenant (Landlord acknowledging that all such costs and expenses are deemed to be included in Tenant’s Operating Expense Contribution), institute proceedings to reduce Taxes. Tenant may not institute such proceedings.
     Section 6.3 If Taxes are reduced, abated or discounted for any reason or Landlord receives a refund or credit of Taxes, the reduction, refund, or credit shall not be taken into account, and there shall be no adjustment to Tenant’s Operating Expense Contribution in respect of such refund or credit. Likewise, if Taxes are increased for any reason, the increase shall not be taken into account, and there shall be no increase in Tenant’s Operating Expense Contribution as a result of such increase.

          Article 7. Expenses
     Section 7.1 “Expenses” means, without duplication, all of Landlord’s costs, fees and expenses incurred in connection with operating, insuring, maintaining, repairing and replacing the Carling Campus in accordance with the Building Standard, including, without limiting the generality of the foregoing, the delivery of the Building Services, insurance premiums, the cost of providing electric light, power, fuel, heat, processed air and gas and the maintenance of any service arrangements and shipping and receiving infrastructure in any building in the Carling Campus which provides shipping and receiving services for the Premises.
     Section 7.2 Tenant’s Share of Expenses are included in Tenant’s Operating Expense Contribution. Tenant’s Operating Expense Contribution shall be paid in equal monthly installments, in advance, on the first day of each calendar month during the Term, except that on the Commencement Date, Tenant shall pay Landlord one full monthly installment of Tenant’s Operating Expense Contribution, to be applied to the first full monthly installment of Tenant’s Operating Expense Contribution due under this Lease. If the Commencement Date or the last day of the Term or such earlier date as the Lease may be terminated is not the first day of a month, Tenant’s Operating Expense Contribution for the month in which such date occurs shall be apportioned according to the number of days in that month.
     Section 7.3 For the avoidance of doubt, Tenant’s Operating Expense Contribution is deemed to be inclusive of all of the following Expenses which may be incurred by Landlord from time to time (a) income tax, profit, excess profit, capital, large corporations, place of business, gift, estate, succession, inheritance, franchise, land transfer, non-residential, business (other than those business taxes specifically payable by Tenant pursuant to this Lease), and any other taxes personal to Landlord; (b) the cost of any repairs, replacements, upgrades or additions to the Building Systems, the structure of the Premises (including the roof and roof membrane) and such other repairs, replacements, installations, upgrades and/or additions to the Carling Campus or the Premises of a capital nature or constituting a capital improvement, except where necessitated due to the negligence or willful misconduct of Tenant, its agents, servants, invitees or those for whom Tenant is in law responsible; (c) penalties, interest, fines, suits, actions, costs and/or charges relating to the late payment of Taxes, insurance premiums or equipment leases, or any other breach of any contract or applicable laws, unless caused by the default of Tenant, its agents, servants, invitees or those for whom Tenant is in law responsible; and (d) all work to the Premises, the Carling Campus or any part thereof, made necessary by Landlord’s non-compliance with governing codes, by-laws and/or ordinances, regulations and ordinances relating to the construction or operation of the Premises or the Carling Campus.
     Section 7.4 Notwithstanding the foregoing, Tenant agrees to pay for the entirety of any Expenses incurred by Landlord in accordance with the terms of this Lease and solely related to increases in Building Services or Building Standard costs due solely to Tenant’s required use of the Premises or alterations thereto and such amounts shall thereafter be included in the calculation of Tenant’s Share of the Expenses for the duration of such use or the existence of the alterations, as applicable. For greater clarity, Landlord acknowledges and agrees that Tenant’s Operating Expense Contribution includes all Expenses necessary to maintain the proper operation of the Premises and the Building Systems in accordance with the Building Standard in order to accommodate: (i) the operation of the MEN Business in substantially the same manner as typically conducted in the Premises by Landlord for periods prior to the Commencement Date (operating primarily during the hours of 8am to 6pm Monday to Friday), including up to [*] square feet of the Rentable Area of the Premises for laboratory uses and, (ii) a population density in the Premises of [*] of Rentable Area of the Premises for the purposes of carrying out the Permitted Uses.
     Section 7.5 Tenant services not part of Building Services (e.g. coffee, mail, vending machines, reprographic services, and Tenant’s equipment maintenance) and other services not typically provided by a landlord under a commercial lease shall be the sole responsibility of Tenant,
          Article 8. Electricity — Direct
     Section 8.1 Subject to the provisions of this Article, Landlord shall at all times during the Term provide electricity to the Premises through the existing electrical system of the Carling Campus and the Building Systems in accordance with the Building Standard for reasonable use in connection with the Permitted Uses, having regard to the uses previously conducted in the Premises by Landlord. Landlord shall not be liable to Tenant for any failure, defect or interruption of electric service, save and except where caused to due any gross negligence or willful act or omission by Landlord or those for whom Landlord is responsible at law (including, for greater certainty, any failure to pay any utilities and service fees and charges as and when due). Tenant’s use of electricity in the Premises shall not at any time exceed the capacity of the electrical system within or serving the Premises and Tenant shall not overload any component of the Building Systems. Landlord shall select (and may from time to time change) the utility or other supplier providing electricity to the Carling Campus and the Premises). Tenant shall comply with all rules, regulations, and other requirements of the utility or other supplier.
     Section 8.2 Tenant’s Share of electrical costs consistent with the Building Standard are included in the Tenant’s Operating Expense Contribution. In order to ensure that the capacity of the electrical systems servicing the Premises is not exceeded and to avert possible adverse effect upon such electrical systems serving the Premises, Tenant shall not, without Landlord’s prior written consent in each instance, such consent not to be unreasonably withheld, condition or delayed, make any material alteration or addition to the electrical system of the Premises existing at the Commencement Date. If Landlord grants such consent, the cost of all additional risers and other equipment required therefor, and the increases in electrical consumption within the Premises resulting from the operation of such additional fixtures, appliances or equipment shall be paid as Additional Rent by Tenant to Landlord within fifteen (15) days of delivery of written notice to Tenant. As a condition to granting such consent, Landlord may require Tenant to agree to pay an increase in Tenant’s Operating Expense Contribution by an amount which will reasonably reflect the increased cost of Landlord of the additional electrical services to be furnished to the Premises by Landlord.
     Section 8.3 For greater clarity, Landlord acknowledges and agrees that Tenant’s Operating Expense Contribution is inclusive of all electrical costs necessary in order to accommodate: (i) the operation of the MEN Business in substantially the same manner as conducted in the Premises by Landlord immediately prior to the Commencement Date (operating primarily during the hours of 8am to 6pm. Monday to Friday) including up to [*] square feet of

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the Rentable Area of the Premises for laboratory uses; and (ii) a population density in the Premises of [*] of Rentable Area of the Premises for the purposes of carrying out the Permitted Uses.
          Article 9. Services
     Section 9.1 Landlord shall deliver, through third party service providers, the Building Services to the Premises and otherwise for the benefit of Tenant in accordance with the Services Matrix attached hereto as Exhibit “C” and in accordance with the Building Standard. The costs of the Building Services delivered in accordance with the base Building Standard is included in Tenant’s Operating Expense Contribution.
     Section 9.2 Elevators. Landlord shall (unless the Premises are on street level) provide passenger elevator service for the benefit of the occupants of the Premises. Landlord may change the manner of operation of any of the elevators, but shall not reduce the hours of operation without consultation with Tenant.
     Section 9.3 Heat, Ventilation and Air Conditioning. Landlord shall provide to the Premises through the existing Building Systems, for the comfortable occupancy of the Premises (in accordance with the Building Standard and Building Systems operational sequences as reasonably determined by Landlord), heat, ventilation and air conditioning. Landlord makes no representation and shall have no obligation or liability with respect to the performance or nonperformance of the Building Systems by reason of (a) the use of the Premises, or any part thereof, in a manner exceeding the design criteria of the Building Systems, (b) the arrangement of any partitioning or the ceiling distribution system in the Premises which interferes with normal operation of the Building Systems, (c) the use of machines or equipment in the Premises, except for ordinary office machines which do not produce excess heat, (d) Tenant’s failure to comply with this Lease which affects the performance of the Building Systems, (e) Tenant’s Work, (f) any other act of Tenant or Tenant’s employees or contractors, or (g) any Law. Landlord represents and warrants that as of the Commencement Date the Building Systems are in a proper working condition and can accommodate (i) the operation of the MEN Business in substantially the same manner as conducted in the Premises by Landlord immediately prior to the Commencement Date (operating primarily during the hours of 8am to 6pm, Monday to Friday) including up to [*] square feet of the Rentable Area of the Premises for laboratory uses and, (ii) a population density in the Premises of [*] of Rentable Area of the Premises for the purposes of carrying out the Permitted Uses.
     Section 9.4 Cleaning. Landlord shall provide janitorial and cleaning services for the Premises (save and except for specialized cleaning of the interior lab spaces) and all Common Areas in the Carling Campus and cause same to be maintained and kept clean in accordance with the Building Standard and the costs of such janitorial and cleaning services are included in the Tenant’s Operating Expense Contribution. In providing such cleaning services, Landlord shall comply with, and shall make commercially reasonable efforts to require each of its contractors and agents to comply with, Tenant’s security requirements.
     Section 9.5 Water; Lavatories. Landlord shall provide to the Premises domestic water for ordinary drinking, pantry and lavatory purposes in accordance with the Building

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Standard and the service charges and consumption costs related thereto are included in Tenant’s Operating Expense Contribution. If Tenant requires domestic water for any other purpose, and domestic water is available for that purpose from the existing Building System, Landlord shall provide that domestic water, but may install a meter to measure Tenant’s domestic water consumption for all purposes (or, at Landlord’s option, to measure Tenant’s consumption of only the additional domestic water), in which event Tenant shall (a) pay to Landlord the cost of the meter and its installation, (b) at Tenant’s expense, keep the meter in good working order and repair, and (c) pay to Landlord, within fifteen (15) days following Tenant’s receipt of a bill, the cost incurred by Landlord to supply domestic water to the Premises as measured by the water meter (including any GST or other taxes).
     Section 9.6 Access and Security. Tenant shall have access to the Premises 24 hours each day, seven days each week. Tenant shall have the right to install, at its sole cost and expense, and subject to prior written approval from Landlord, such approval not to be unreasonably withheld, conditioned or delayed, its own security system for the Premises. Subject to Section 18.1, Tenant shall have the right: (a) to require all persons entering and leaving the Premises to identify themselves by registration, security card, electronic identification measures or otherwise and to establish their right to enter or leave; and (b) to exclude or expel any person at any time from the Premises if such person is not authorized or entitled to be in the Premises. Landlord may impose in respect of the Premises, temporarily from time to time, or permanently, security procedures applicable to the Carling Campus.
     Section 9.7 Directory Listing. Landlord shall list Tenant’s name and the name of any permitted subtenant on the main tenant directory serving the Premises, if any, at Tenant’s expense. The listing of any other name on the door of the Premises, the building directory serving the Premises, or otherwise, shall not vest in that person any right or interest in this Lease or in the Premises, nor shall it be considered Landlord’s consent to any assignment of this Lease or any sublease or occupancy of the Premises.
     Section 9.8 Signage. Tenant shall have the right, to the extent permitted by applicable governmental laws, regulations and ordinances and subject to compliance with Landlord’s signage guidelines and the consent of the National Capital Commission, to have and install at its own cost its sign panels on pylon sign serving the Carling Campus along Carling Avenue and Moody Drive and on the blade sign in front of Lab 10 (which blade sign Tenant to have exclusive use of. In addition, Tenant shall be permitted to erect temporary signs/banners for a short period of time after Closing to announce the Closing. Landlord agrees to use its reasonable best efforts to obtain the consent of the National Capital Commission, to the extent required, to the signage requested by Tenant. All signage shall be subject to the rules and regulations of Landlord respecting the size, shape and context of signage at the Carling Campus.
     Section 9.9 Overtime, Extra or Outside Services. If Tenant shall give Landlord reasonable advance notice that Tenant requires heating, ventilation, air conditioning, or shipping/receiving services, in addition to, or during hours or on days other than, those set forth in this Lease, Landlord shall make commercially reasonable efforts to provide that service (unless, with respect to shipping/receiving service, it is not available during the requested hours or on the requested days) and Tenant shall pay Landlord, within fifteen (15) days following Tenant’s receipt of a bill, Landlord’s then established charge for that service. If, upon Tenant’s request, Landlord provides Tenant with any service which Landlord is not required to furnish pursuant to this Lease, Tenant shall pay to Landlord, within ten (10) days following Tenant’s receipt of a bill, Landlord’s then established charge for that service. Any outside service providers (other than those used by Tenant in connection with Tenant’s business) may be excluded from the Carling Campus if in Landlord’s reasonable determination the presence of that service provider is detrimental to the Carling Campus or any tenant.
     Section 9.10 Parking. Landlord shall provide to Tenant for the non-exclusive use of Tenant’s employees and invitees, and at no additional cost to Tenant, no less than [*] parking spaces in the parking areas located on the Carling Campus and shown on the plan Exhibit “A” as lots U, V, W, X and Y on a first-come, first-served basis. Tenant shall have non-exclusive access to the parking areas twenty-four (24) hours a day, seven (7) days a week (but subject to security and other requirements of Landlord which are applicable to all users of such parking areas). Landlord covenants that, unless required by applicable Laws, it will not at any time during the Term designate any of the above-described parking areas for the exclusive use of any tenant or occupant of the Carling Campus or other party, but such covenant does not extend to guaranteeing that there will not be modifications or elimination to such parking areas in the future, subject to compliance with Laws. In the event that any of the aforesaid parking areas are eliminated, Landlord shall use its commercially reasonable efforts to provide an equivalent number of parking spaces for Tenant’s use in similar proximity to the Premises on the terms and conditions hereinbefore provided.
     Section 9.11 Campus Amenities. Subject to the rules and regulation in effect from time to time, Tenant’s employees shall have access to and use of any existing sports fields and/or fitness facilities so long as Landlord continues to operate the same during the Term. Landlord shall in no event be obligated to continue any such operation and Tenant shall have no claim against Landlord if it ceases such operation or changes the hours or service levels at any time. Users of the said facilities shall pay the user costs associated with such facilities as established by Landlord from time to time.
     Section 9.12 No Warranty by Landlord. Landlord shall have no obligation to provide to Tenant or the Premises any services except as specifically set forth in this Lease. Landlord does not warrant that any Building System or service to be provided by Landlord, or any other systems or services which Landlord may provide shall be free from interruption or reduction. Building Systems and Building Services, including access, may be interrupted or reduced by reason of Laws, repairs or changes which are, in Landlord’s reasonable judgment, necessary or desirable, or Unavoidable Delays, in which event such interruption or reduction shall not, unless otherwise provided in this Lease (i) constitute an actual or constructive eviction, or a disturbance of Tenant’s use of the Premises, (ii) entitle Tenant to any compensation or abatement of the Rent, (iii) relieve Tenant from any obligation under this Lease, or (iv) impose any obligation or liability on Landlord. Notwithstanding anything in this Section to the contrary, Landlord shall use commercially reasonable efforts resolve the interruption noted above as soon as reasonably possible and to minimize the interference to Tenant’s business caused thereby.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          Article 10. Maintenance and Repairs
     Section 10.1 Landlord shall throughout the Term, as part of Expenses (except for damage resulting from any act or omission of Tenant or those for whom Tenant is responsible in law) and in accordance with the Building Services and Building Standard:
          (a) maintain, repair and replace, as required, the structure of the Buildings in which the Premises are situate;
          (b) be responsible for any capital repair or replacement (including, without limitation, the paving and or resurfacing if the parking lots, lanes and roadways on or servicing the Carling Campus);
          (c) maintain, repair and replace, as required, the Building Systems (whether or not such systems are located within or outside the Premises);
          (d) remove ice and snow from driveways and parking areas in the Carling Campus; and
          (e) be responsible for any other maintenance, repair and replacement in respect of the Premises which are expressly stated herein to be the responsibility of Landlord or are not expressly stated herein to be the responsibility of Tenant.
     Section 10.2 Landlord shall, as part of the services included within Tenant’s Operating Expense Contribution, subject to the provisions of this Lease and the proviso set out below, maintain and repair the Premises (including any lavatories within the Premises) and all Building Systems within and serving the Premises, subject to reasonable wear and tear and damage, but shall have no responsibility to maintain, repair, replace or insure the Tenant’s Property. Subject to Section 13.4, all damage to the Premises (including the Building Systems) or the Carling Campus resulting from any act or omission of Tenant or Tenant’s employees, invitees, customer, guests or contractors, shall be repaired, at Tenant’s expense, by Tenant to the reasonable satisfaction of Landlord or, at Landlord’s option, by Landlord. Tenant shall give prompt notice to Landlord if any portion of the Premises or any Building System within the Premises requires repair.
     Section 10.3 Landlord shall have no liability to Tenant, there shall be no abatement of the Rent and there shall not be deemed to be any actual or constructive eviction of Tenant arising from Landlord performing any repairs or other work to any portion of the Premises or the Carling Campus (including the Premises or the Building Systems). In the performance of such repairs or other work, Landlord will take reasonable measures to minimize interference with the conduct of Tenant’s business in the Premises and damage to the Premises, Tenant’s Work and Tenant’s Property (all of which shall promptly be repaired by Landlord, at its expense), but Landlord is not required to employ overtime labor or incur extraordinary expenses.
          Article 11. Laws
     Section 11.1 Tenant shall, at Tenant’s expense, subject to the provisions of this Lease, including Article 5, as if part of Tenant’s Work, comply with all present and future laws, rules,

regulations, orders, ordinances, judgments, requirements and (if Landlord adopts same) and other similar laws (collectively, “Laws”), of any applicable federal, provincial or municipal governmental authority or any department, commission, board or officer thereof (collectively, “Authority”) applicable to the Premises, Tenant’s occupancy of the Premises, Tenant’s Work or Tenant’s Property. If, however, compliance requires structural work to the Premises or any work to the Building Systems within and serving only the Premises, Tenant shall comply, at Tenant’s expense, only if the obligation to comply arises from Tenant’s Work, Tenant’s Property or Tenant’s manner of using the Premises (and, in such event, Landlord may, at Landlord’s option, perform the work, at Tenant’s expense, to be paid within thirty (30) days following Tenant’s receipt of a bill and other reasonable details and supporting information confirming the requirement of such work in accordance with the provisions of this Section 11.1). If Tenant’s manner of using the Premises requires work outside the Premises or to any Building System serving areas outside the Premises, Tenant shall cease that manner of using the Premises unless Landlord, at Landlord’s option acting reasonably, agrees to perform that work, at Tenant’s expense, to be paid within thirty (30) days following Tenant’s receipt of a bill and other reasonable details and supporting information confirming the requirement of such work in accordance with the provisions of this Section 11.1.
     Section 11.2 Tenant shall promptly deliver to Landlord a copy of any communication or other materials relating to the Premises, the Building (including the Building Systems), Tenant’s Property or Tenant’s Work received by Tenant from, or sent by Tenant to, any Authority.
     Section 11.3 Landlord shall promptly cure any violation of Law caused by Landlord affecting the Carling Campus to the extent the violation interferes with Tenant’s occupancy of the Premises or the performance of Tenant’s Work.
          Article 12. Subordination; Estoppel Certificates
     Section 12.1 This Lease, and the rights of Tenant under this Lease, are subject and subordinate in all respects and to all present and future mortgages on the Building, including all modifications, extensions, supplements, consolidations and replacements thereof (“Mortgages”), and all advances under any Mortgage, provided the Tenant receives a reasonable “non-disturbance agreement” from any Mortgagee in respect of whose Mortgage this Lease is subordinated. This Section is self-operative and no further instrument of subordination is required. Provided Tenant receives the aforesaid non-disturbance agreement from the Mortgagee, Tenant shall, within fifteen (15) days following receipt of Landlord’s request, sign, acknowledge and deliver any instrument that Landlord or any mortgagee under a Mortgage (“Mortgagee”) may reasonably request to evidence that subordination.
     Section 12.2 Landlord shall make commercially reasonable efforts at the request of Tenant to obtain for the benefit of Tenant a subordination, non-disturbance and attornment agreement, from the party seeking to obtain such subordination or attornment, in a commercially reasonable form mutually satisfactory to the parties. Such subordination, non-disturbance and attornment agreement shall be in recordable form and may be recorded on title to the Lands at Tenant’s election and expense.

     Section 12.3 If any Mortgagee succeeds to the rights of Landlord under this Lease, then at the request of the successor, Tenant shall attorn to the successor as Tenant’s landlord under this Lease, and shall, within fifteen (15) days following Tenant’s receipt of a written request from said Mortgagee, sign, acknowledge and deliver any instrument that the successor reasonably requests to evidence the attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Mortgagee and Tenant on all of the terms of this Lease, except that the Mortgagee shall not be (a) liable for any previous act or omission of Landlord under this Lease, or subject to any offset not expressly provided in this Lease, or (b) by any prepayment of more than one month’s Rent, unless the prepayment has been approved in writing by the Mortgagee in question. Upon Tenant’s receipt of an attornment request, Tenant shall be entitled to pay the Rent to the Mortgagee and Landlord agrees that it shall have no claim of any nature or kind against Tenant as a result of Tenant paying the Rent in accordance with such notice.
     Section 12.4 If any Mortgagee requires that any Mortgage be subordinate to this Lease, Tenant shall, within fifteen (15) days following Tenant’s receipt of a request, sign, acknowledge and deliver to Landlord instruments in form and substance reasonably requested by Landlord providing for that subordination.
     Section 12.5 Landlord and Tenant shall, at any time and from time to time, within fifteen (15) days following its receipt of a request from the other party, sign, acknowledge and deliver to the requesting party or any other person designated by that party a certification (a) that this Lease is in full force and effect and has not been modified (or, if modified, setting forth all modifications), (b) the date to which the Rent has been paid, (c) stating whether or not, to the best of its knowledge, there is then a Default or any event has occurred which, with the serving of notice or the passage of time, or both, would give rise to a Default, or if Landlord is in default under this Lease, and if so, setting forth the specific nature of same, and (d) to the best of its knowledge, any other factual matters reasonably requested by the other party or any person designated by the other party. Any certification delivered pursuant to this Section may be relied upon by the requesting party or any other person designated by the other party.
          Article 13. Insurance
     Section 13.1 Tenant shall, at Tenant’s expense, maintain at all times during the Term and at all times when Tenant is in possession of the Premises (a) commercial general liability insurance in respect of the Premises, on an occurrence basis, with a combined single limit (annually and per occurrence and location) of not less than [*] (which may consist of primary coverage of not less than [*] per occurrence and [*] aggregate and umbrella coverage), naming Landlord and any Mortgagee of the freehold interest in the Premises, if any, as additional insured, (b) property insurance in an amount equal to 100 percent of full replacement value covering Tenant’s Work, Tenant’s Property and the property of third parties located in the Premises, against fire and other risks included in the standard form of property insurance, and (c) such other insurance as Landlord may reasonably require to the extent that such coverage is then customarily required of tenants occupying similar premises in similar buildings in the general vicinity of the Premises. Landlord shall have the right at any time and from time to time, but not more frequently than once every year, to require Tenant to increase the amount of the commercial general liability insurance required to be maintained by Tenant under this Lease

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

provided the amount shall not exceed the amount then customarily required of tenants occupying similar premises in similar buildings in the general vicinity of the Premises.
     Section 13.2 Tenant shall deliver to Landlord (a) standard form certificates of insurance evidencing the insurance required by this lease to be maintained by Tenant before the Commencement Date (and with respect to any insurance required pursuant to Article 13, before the commencement of any Tenant’s Work), and within fifteen (15) days before the expiration of any such insurance. All required insurance (including insurance required pursuant to Article 5) shall be primary, issued by companies with an A.M. Best rating of A-VII or better and contain a provision whereby it cannot be canceled unless the carriers endeavor to provide Landlord with at least thirty (30) days’ prior written notice of the cancellation. Tenant may carry any required insurance under a blanket policy if that policy complies with the requirements of this Lease.
     Section 13.3 Landlord, acting reasonably, shall carry, at its expense, such insurance with such deductibles and exclusions as would a prudent owner for the account and benefit of Landlord as Landlord from time to time considers useful, expedient or beneficial, it being agreed and understood however that such insurance shall include, the following:
          (a) insurance against “all risks” of loss or damage including sprinkler leakage and damage due to flood or earthquake, covering all property owned by the Landlord or for which the Landlord is responsible under this Lease relative to the Carling Campus including the buildings, the Common Areas and the Premises, but excluding all Tenant’s Property and Tenant’s Work;
          (b) insurance against loss of Landlord’s gross profits including loss of Rent;
          (c) insurance against mechanical break down, explosion, rupture or failure of boilers, pressure vessels, heating, ventilating and air conditioning equipment, electrical apparatus and other like apparatus owned by Landlord; and
          (d) comprehensive general liability insurance with respect to Landlord’s operation of the Carling Campus covering bodily injury, death and damage to tangible property of others.
Tenant shall not do or permit to be done any act which shall invalidate or be in conflict with Landlord’s insurance policies, or increase the rates of insurance applicable to the Building. If, solely as the result of a Default, the insurance rates for the Building increase, in addition to any other obligation or liability of Tenant or any right or remedy of Landlord, Tenant shall reimburse Landlord for the increased premiums, within fifteen (15) days following Tenant’s receipt of Landlord’s written request.
     Section 13.4 Landlord and Tenant shall, to the extent obtainable, each procure a clause in, or endorsement on, any property insurance carried by it, pursuant to which the insurance company waives its right of subrogation against the other party to this Lease and its agents and employees or consents to a waiver of the right of recovery against the other party to this Lease and its agents and employees. If an additional premium is required for the waiver or consent, the other party shall be advised of that amount and may, but is not obligated to, pay the same. If that party elects not to pay the additional premium, the waiver or consent shall not be required in favor of that party. Provided its right of full recovery under its insurance policy is not adversely affected, Landlord and Tenant each hereby releases the other (and its agents and employees) with respect to any claim (including a claim for negligence) it may have against the other for damage or loss covered by its property insurance (including business interruption and loss of rent).
     Section 13.5 The provisions of this Article shall apply to any subtenant or other occupant of the Premises.
          Article 14. Casualty
     Section 14.1 Except to the extent that the damage is caused by Tenant or those for whom Tenant is responsible in law, if (a) the Premises (including any Building System) are damaged by fire or any other casualty (including where Tenant is deprived of reasonable access to the Premises or any part of the Premises for a prolonged period of time, or the Premises or any part of the Premises, are unusable by Tenant for the reasonable conduct of Tenant’s normal business in the Premises), Tenant shall give prompt notice to Landlord. Subject to the provisions of this Article 14, Landlord shall, at Landlord’s expense, repair the damage, excluding the damage to Tenant’s Work or Tenant’s Property, to the extent of the insurance proceeds received or which would have been received had Landlord maintained the insurance required by the terms of this Lease, in a manner which is in all material respects reasonably comparable to the status of the Premises prior to the occurrence of such damage; and (b) Tenant shall, at Tenant’s expense, promptly remove Tenant’s Property from the Premises to the extent reasonably required by Landlord in connection with Landlord’s repair of the damage. Until the date which is sixty (60) days following the date upon which repairs to be performed by Landlord are substantially completed such that Tenant can access and occupy the Premises, whether or not Tenant’s Work is complete, the Rent shall be reduced in proportion to the area of the Premises to which Tenant shall not have reasonable access or which is unusable by Tenant for the reasonable conduct of Tenant’s normal business in the Premises.
     Section 14.2 Except to the extent that the damage is caused by Tenant or those for whom Tenant is responsible in law, if (a) the Premises or the Carling Campus are materially damaged by fire or any other casualty, Landlord and Tenant shall each have the right, by notice to the other within sixty (60) days following the date of the damage, to terminate this Lease. If this Lease is terminated pursuant to this Section, the Term shall expire on the 60th day after the notice is given (and any Rent paid by Tenant to Landlord for any period after that date shall be promptly refunded by Landlord to Tenant) and during such period, the Rent payable by Tenant shall abate in accordance with the provisions of Section 14.1 hereof. If Landlord and Tenant do not elect to terminate this Lease pursuant to this Section 14.2, Landlord shall proceed to repair or rebuild the Premises with due diligence and the provisions of Section 14.1 hereof shall apply. For purposes of this Section 14.2, the Premises shall be deemed to be “materially damaged” if the cost of repairing any such damage exceeds 25% of the replacement cost thereof or the damage impacts 25% or more of the aggregate square footage of the Premises and in each case cannot be repaired or rebuilt with reasonable diligence within six (6) months of the date of the occurrence of such damage or destruction, in each case as reasonably determined by an independent and reputable architect or engineer selected by Landlord.

     Section 14.3 For greater certainty, the parties confirm that in the event this Lease is terminated due to fire or other casualty under this Article 14, no Early Termination Fee is payable to Tenant, and the Escrow Agent shall, in such circumstances, be instructed to release and remit the Early Termination Fee funds to Landlord.
          Article 15. Expropriation or Condemnation
     Section 15.1 If as the result of a taking by expropriation or condemnation or similar legal action of an Authority (a) all of the Premises, or so much thereof as renders the Premises wholly unusable by Tenant, is taken, (b) a portion of the Building or the Land is taken, resulting in Tenant no longer having reasonable access to or use of the Premises, (c) all or substantially all of the Building or the Land is taken or (d) a portion of the Building is taken resulting in Landlord’s determination to demolish or substantially renovate the Building, the Term shall expire on the date of the vesting of title. In that event, the Rent shall be apportioned as of the date of termination and any Rent paid by Tenant to Landlord for any period after that date shall be promptly refunded by Landlord to Tenant.
     Section 15.2 Each party shall have the right to claim and recover from the expropriating Authorities such compensation as may be separately awarded or recoverable. Landlord and Tenant agree to inform each other fully as to their respective claims for compensation made by them in the event of any expropriation and not to claim compensation on any basis inconsistent with this Lease and to reasonably cooperate with each other in the prosecution of any proper separate claims. Neither party shall compromise the claim of the other party without its prior written consent.
     Section 15.3 If a taking does not result in the termination of this Lease (a) Landlord shall, at Landlord’s expense, as soon as practicable, subject to receipt of compensation award from the expropriating authority, restore that part of the Premises, the Building or the Land not taken, so that the Premises are usable which restoration shall, as necessary, include providing alternative means of ingress, egress, and other common areas, and (b) from and after the date Tenant is required by Law to vacate by reason of such taking, the Rent shall be reduced in the same proportion as the area of the Premises, if any, which was taken.
     Section 15.4 For greater certainty, the parties confirm that in the event this Lease is terminated due to expropriation or condemnation under this Article 15, no Early Termination Fee is payable to Tenant, and the Escrow Agent shall, in such circumstances, be instructed to release and remit the Early Termination Fee funds to Landlord.
          Article 16. Environmental Matters
     Section 16.1 Tenant shall notify Landlord immediately if it has knowledge of any environmental contamination on or under the Land, Building, or Premises.
     Section 16.2 Tenant will afford site access to Landlord, where appropriate for specific site requirements, for purposes of on-going environmental monitoring and remediation work.
     Section 16.3 Landlord represents and warrants that it has received no notice from any Authority that the Premises do not comply in all material respects, as at the date of this Lease,

with all current applicable Environmental Laws. If an issue of non-compliance is found, Landlord shall take such action as is necessary to bring such condition into compliance at Landlord’s expense unless such non-compliance is due to the activities of Tenant (or those for whom Tenant is in law responsible).
     Section 16.4 Tenant hereby indemnifies Landlord and each and every of its officers, directors, employees, agents and shareholders and agrees to hold each of them harmless from and against any and all Liabilities, including any Order, arising (directly or indirectly) out of or relating to any Hazardous Materials contamination in, under or on the Premises which at any time or from time to time may be paid, incurred or asserted against any of them for, with respect to or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, the Premises of any Hazardous Materials, but only to the extent caused by the act, omission or negligence of Tenant or anyone for whom it is in law responsible. For greater certainty, Tenant shall have no liability for any Hazardous Materials located in, on, under or upon the Building or any part thereof prior to the Commencement Date, or which migrate to or under the Building from adjacent properties after the Commencement Date.
     Section 16.5 Landlord hereby (i) acknowledges that Tenant did not cause or contribute to, and shall not be liable or responsible for, the currently or formerly existing Hazardous Materials contamination in, under, at, near or migrating from, to or through the Carling Campus prior to the Commencement Date; (ii) indemnifies Tenant and each and every one of its officers, directors, employees, agents and shareholders and agrees to hold each of them harmless from and against (A) any Liabilities, including any Order, arising (directly or indirectly) out of or relating to any currently or formerly existing Hazardous Materials contamination in, under, at, near or migrating from, to or through the Carling Campus prior to the Commencement Date and (B) if and to the extent caused by Landlord, any Liabilities, including any Order, arising (directly or indirectly) out of or relating to any Hazardous Materials contamination in, under, at, near or migrating from, to or through the Carling Campus.
          Article 17. Assignment and Subletting
     Section 17.1 Subject to Section 17.7, Tenant shall not, without Landlord’s consent, such consent not to be unreasonably withheld, conditioned or delayed: (a) assign (directly or indirectly, by operation of law or otherwise), encumber or otherwise transfer this Lease or any interest in this Lease, or (b) sublet or permit others to occupy all or any part of the Premises (whether for desk space, mailing privileges or otherwise). The transfer, redemption or issuance (by one or more transactions) of ownership interests of Tenant or any direct or indirect parent of Tenant that is a controlled Affiliate of Ciena Corporation or its successor which results in 50 percent or more of the ownership interests of that person being held by persons other than Ciena Corporation, its successor or their controlled Affiliates (“Change of Control”) shall be considered an assignment of this Lease which requires Landlord’s consent, unless such ownership interests are publicly traded on a national stock exchange or over the counter market. For the avoidance of doubt, a change in control of Ciena Corporation shall not be deemed a Change of Control nor require Landlord’s consent. Landlord’s consent to an assignment, subletting or occupancy shall not relieve Tenant from any liability under this Lease or from obtaining Landlord’s consent to any further assignment, subletting or occupancy.

     Section 17.2 Intentionally Deleted.
     Section 17.3 In the event that Tenant wishes to engage in an assignment of the Lease or a sublet of the Premises which requires Landlord’s consent in accordance with this Article 17, it shall give Landlord notice of Tenant’s desire, accompanied by (i) an executed copy of the proposed assignment (with an assumption agreement signed by the assignee in a form acceptable to landlord, acting reasonably, (ii) a reasonably detailed description of the proposed assignee or subtenant and its principals, the nature of its business and its proposed use of the Premises, and (iii) current financial information with respect to the proposed assignee or subtenant, including its most recent financial statements (and Tenant shall promptly deliver to Landlord such additional information as Landlord reasonably requests).
     Section 17.4 Any permitted assignee or subtenant, including as permitted by Section 17.7, shall perform and observe all of Tenant’s covenants contained in this Lease, including providing the same guaranty, if any, as provided by Tenant. Tenant shall be responsible for any act or omission of any assignee or subtenant (or anyone claiming through any assignee or subtenant) which violates this Lease, and that violation shall be considered a violation by Tenant.
     Section 17.5 If Landlord, provided it has acted in accordance with its rights under Section 17.1, denies consent to a proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s managing agent, if any, against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord or Landlord’s managing agent, if any, by any proposed assignee or subtenant or by any brokers or other person claiming a commission or similar compensation in connection with the proposed assignment or sublease.
     Section 17.6 Tenant shall pay Landlord, within fifteen (15) days following payment to Tenant, (a) all sums and other consideration in connection with an assignment, after Tenant recovers therefrom all reasonable costs incurred by Tenant in connection with that assignment which have been paid or are then due and payable; and (b) the excess, if any, of the rents, additional charges or other consideration in connection with a sublease over the Rent allocable to the subleased premises (which Rent shall be allocated equally throughout the Premises) accruing during the term of that sublease after Tenant recovers therefrom all reasonable costs incurred by Tenant in connection with that sublease which have been paid or are then due and payable. This Section shall not apply to an assignment or a sublease described in Section 17.7.
     Section 17.7 Tenant may, without Landlord’s consent,
          (a) assign this Lease or sublet all or any part of the Premises to any person which, directly or indirectly, controls, is controlled by, or is under common control with Tenant (which means the ownership, directly or indirectly, of more than 50 percent of all voting ownership interests or the possession, directly or indirectly, of the power to direct management), or permit any such person to occupy all or any part of the Premises in each case in connection with the any Permitted Use of the Premises;

          (b) assign this Lease to a purchaser of all or substantially all of the assets of Tenant, or
          (c) sublet to any person or persons up to [*] of the Rentable Area of the Premises in the aggregate, provided that Landlord shall be entitled to [*] of the rents, additional charges or other consideration in connection with a sublease over the Rent allocable to the subleased premises (which Rent shall be allocated equally throughout the Premises) accruing during the term of that sublease after Tenant recovers therefrom all reasonable costs incurred by Tenant in connection with that sublease which have been paid or are then due and payable;
and provided further that (a) there is then no Default which is then subsisting, (b) Landlord is given not less than fifteen (15) days prior notice of the assignment, sublet or occupancy, including an executed original of all related documents, including an original assignment (with an assumption signed by the assignee), sublease or permission, and proof reasonably satisfactory to Landlord of the requisite control, and (c) the assignee or subtenant assumes in writing all the obligations hereunder. No such assignment, subletting or occupancy shall relieve Tenant from any liability under this Lease or from obtaining Landlord’s consent to any further assignment, subletting or occupancy.
          Article 18. Access
     Section 18.1 Landlord shall have the right, without the same constituting an eviction or constructive eviction of Tenant in whole or in part and without any abatement of the Rent or liability to Tenant, to (a) place (and have access to) concealed ducts, pipes and conduits through the Premises (without a material reduction or reconfiguration of the useable area of the Premises), (b) access to the Premises where necessary for Landlord to carry out its obligations under this Lease at such times mutually agreeable with Tenant and accompanied by a representative of Tenant, on at least 48 hours prior notice (except in the case of an emergency or to avoid damage to persons or property, in which case Landlord shall use reasonable efforts to contact the representative designated by Tenant as its liaison for addressing emergencies on Tenant’s behalf prior to accessing the Premises), (c) maintain or repair the Building (including the Building Systems) or the Carling Campus; (d) change the name, number or designation by which the Building is known; and (e) take all material into the Premises that may be required in connection with any of the matters described in this Section. If in an emergency or to avoid damage to persons or property, Tenant is not present when Landlord desires to enter the Premises and Landlord is unable to reach a Tenant representative, Landlord or Landlord’s contractors may enter the Premises, by force, without liability to Tenant.
     Section 18.2 If there is to be any excavation or construction adjacent to the Building, Tenant shall permit Landlord or any agent of Landlord to enter the Premises on reasonable prior written notice to perform such work as Landlord or that person deems necessary to protect the Building, without any abatement of the Rent or liability to Tenant.
     Section 18.3 Except as may be provided in this Lease, all walls, windows and doors bounding the Premises (including exterior walls of the Building, core corridor walls, and exterior doors and entrances, other than surfaces facing the interior of the Premises and doors and entrances servicing only the Premises), balconies, terraces, vaults, Building systems and all other

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

portions of the Building are reserved to Landlord for Landlord’s use, are not part of the Premises, and Landlord may have access thereto through the Premises.
     Section 18.4 Landlord acknowledges that any information delivered or received by Landlord from Tenant or otherwise in accordance with the undertaking of its duties or the exercise of its rights herein in respect of the business conducted by Tenant at the Premises shall remain confidential and proprietary to Tenant, and Landlord agrees to hold and keep such information confidential as and to the full extent provided herein. For greater certainty, “confidential information” refers to, without limitation, all financial, technical, all analyses, inventories, correspondence, reports, studies or other material when prepared by Tenant or its representatives. Landlord shall use reasonable efforts to exercise Landlord’s rights to access the Premises under this Lease, including this Section 18, in a manner which respects Tenant’s security requirements and provides Tenant with at least 48 hours prior written notice of the exercise of such rights and which minimizes interference with the conduct of Tenant’s business in the Premises and damage to the Premises, Tenant’s Work and Tenant’s Property (all of which shall promptly be repaired by Landlord, at its expense).
     Section 18.5 Except in the case of emergency or to avoid damage to persons or property, Tenant shall be entitled to require that Landlord and any of its agents and employees be accompanied by representatives of Tenant when accessing the Premises. Notwithstanding anything in this Article to the contrary, Landlord shall use commercially reasonable efforts to minimize any interference and disruption to Tenant’s business caused by the exercise of its rights under this Article 18.
          Article 19.Default
     Section 19.1 Each of the following is a “Default” by Tenant under this Lease:
          (a) Tenant fails to pay when due any Rent and the failure continues for ten (10) days following Landlord’s written notice (which notice shall also be considered any demand required by any Law). If, however, Landlord gives such a written notice twice in any consecutive 12-month period, any additional failure to pay any Rent when due within that 12-month period shall be considered an immediate Default (without the requirement of any notice by Landlord);
          (b) Tenant fails to comply with Article 17;
          (c) Tenant fails to comply with any other teen of this Lease and the failure continues for thirty (30) days following Landlord’s notice. If, however, compliance cannot, with diligence, reasonably be fully accomplished within that 30-day period, Tenant shall have an additional 30-day period to comply, provided Tenant promptly commences compliance and thereafter pursues compliance to completion with all due diligence;
          (d) Tenant institutes, or has instituted against it any legal action seeking any relief from its debts under any Law which is not dismissed within sixty (60) days; a receiver, trustee, custodian or other similar official is appointed for it or for all or a substantial portion of its assets; Tenant becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; or Tenant commits any other act indicating insolvency;
          (e) Tenant commits an act of default under the Additional Premises Lease which subsists beyond any applicable cure period provided for therein;
          (f) Tenant fails to comply with requirements of Section 21.1 to ensure the Security continues to represent three (3) month’s Rent throughout the Term.
     Section 19.2 If a Default occurs, Landlord may at any time during the continuance of the Default give notice to Tenant that this Lease shall terminate on the date specified in that notice, which date shall not be less than five (5) days after Landlord’s notice to Tenant. If Landlord gives that notice, the Term shall expire on the date set forth in that notice (but Tenant shall remain liable as provided in this Lease).
     Section 19.3 If Tenant is in arrears in the payment of the Rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit.
          Article 20. Remedies
     Section 20.1 If this Lease is terminated pursuant to Article 19 or Landlord re-enters or obtains possession of the Premises by summary proceedings or any other legal action (which Landlord may do without further notice and without liability or obligation to Tenant or any occupant of the Premises), all of the provisions of this Section shall apply (in addition to any other applicable provisions of this Lease).
          (a) Tenant (and all other occupants) shall vacate and surrender to Landlord the Premises in accordance with this Lease.
          (b) Landlord, at Landlord’s option, may (i) re-let the Premises, or any portion of the Premises, from time to time, in the name of Landlord, Tenant or otherwise, as determined by Landlord, to any person and on any terms, but Landlord shall have no obligation to re-let the Premises, or any portion of the Premises, or to collect any rent (and the failure to re-let the Premises, or any portion of the Premises, or to collect any rent shall not impose any liability or obligation on Landlord or relieve Tenant of any obligation or liability under this Lease), and (ii) make any changes to the Premises as Landlord, in Landlord’s judgment, considers advisable or necessary in connection with a re-letting, without imposing any liability or obligation on Landlord or relieving Tenant of any obligation or liability under this Lease.
          (c) Tenant shall pay Landlord all Rent payable to the date on which this Lease is terminated or Landlord re-enters or obtains possession of the Premises.
          (d) Tenant shall also pay to Landlord, as damages, any deficiency between (i) the aggregate Rent for the period which otherwise would have constituted the unexpired portion of the Term to the Fixed Expiration Date (including any increases in additional rent for each year thereof in accordance herewith) and any expenses incurred by Landlord in connection with the termination, reentry or obtaining of possession, and the re-letting of the Premises, including all repossession costs, brokerage commissions, reasonable attorneys’ fees and disbursements, alteration costs and other expenses of preparing the Premises for re-letting and (ii) the Rent, if any, applicable to that period collected under any re-letting of any portion of the Premises. Tenant shall pay any deficiency in monthly installments on the days specified in this Lease for payment of installments of the Fixed Rent, and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same arises. No suit to collect the deficiency for any month shall prejudice Landlord’s right to collect the deficiency for any subsequent month. Tenant shall not be entitled to any rents payable (whether or not collected) under any re-letting, whether or not those rents exceed the Rent.
          (e) Landlord may recover from Tenant, and Tenant shall pay Landlord, on request, in lieu of any further deficiency pursuant to paragraph (d) of this Section (as liquidated damages) the amount by which (i) the unpaid Rent for the period which otherwise would have constituted the unexpired portion of the Term (including any increases in additional rent for each year thereof in accordance herewith) exceeds (ii) the then fair and reasonable rental value of the Premises, including the additional rent for the same period, both discounted to present value at the annual rate of interest (the “Base Rate”) publicly announced by the Royal Bank of Canada (or any successor thereto) as its “base rate” on the date of the Default in question, or such other term as may be used by the Royal Bank of Canada from time to time for that rate (and if no longer publicly announced, then a similar rate selected by Landlord). If, before presentation of proof of liquidated damages, Landlord re-lets the Premises or any portion of the Premises for any period pursuant to a bona fide lease with an unrelated third party, the net rents payable in connection with the re-letting shall be considered to be the fair and reasonable rental value for the Premises or the portion of the Premises re-let during the term of the re-letting. If Landlord re-lets the Premises, or any portion of the Premises, together with other space in the Building, the rents collected under the re-letting and the expenses of the re-letting shall be equitably apportioned for the purposes of this Article.
          (f) Nothing contained in this Lease shall be considered to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages or otherwise by any Law.
     Section 20.2 Tenant hereby waives (a) the service of any notice of intention to re-enter or obtain possession of the Premises or to institute any legal action in connection therewith, except as provided in this Lease and (b) on its own behalf and on behalf of all persons claiming under Tenant, including all creditors, any rights Tenant and all such persons might otherwise have under any Law to redeem the Premises, to re-enter or repossess the Premises, or to restore this Lease, after (i) Tenant is dispossessed pursuant to any Law or by any Authority, (ii) Landlord reenters or obtains possession of the Premises pursuant to any legal action, or (iii) the Expiration Date, whether by operation of law or pursuant to this Lease (including the occurrence of the Expiration Date by Landlord terminating this Lease pursuant to Section 19.2). The words “re-enter,” “re-entry” and “re-entered” as used in this Lease shall not be considered to be restricted to their technical legal meanings. Landlord shall have the right to enjoin any Default and the right to invoke any remedy allowed by any Law in addition to any remedies provided in this Lease. All remedies provided in this Lease are cumulative and Landlord’s right to invoke, or invocation of, any remedy shall not preclude Landlord from invoking any other remedy.

     Section 20.3 For greater certainty, the parties confirm that in the event this Lease is terminated due to a Default by the Tenant under this Lease, no Early Termination Fee is payable to Tenant, and the Escrow Agent shall, in such circumstances, be instructed to release and remit the Early Termination Fee funds to Landlord.
     Section 20.4 If there is a Default, or if Tenant fails to comply with any obligation under this Lease which, in Landlord’s reasonable opinion creates an emergency or danger to the health or safety of any person or risk of damage to property, Landlord may, but is not obligated to, cure the Default or, without notice, cure the failure to comply, for the account of Tenant. All amounts incurred by Landlord in that connection, and any amounts (including reasonable attorneys’ fees and disbursements) in instituting, prosecuting or defending any legal action by or against Tenant, or in connection with any dispute under this Lease, in which Landlord prevails, with interest thereon at the Default Rate, shall be paid by Tenant to Landlord within fifteen (15) days following Tenant’s receipt of Landlord’s request. Landlord shall promptly reimburse Tenant for any reasonable legal fees and disbursements incurred by Tenant in connection with any legal action or other dispute with Landlord under this Lease, in which Tenant prevails.
     Section 20.5 The failure of Landlord to seek redress for a Default, or of Landlord or Tenant to insist upon the strict performance of any term of this Lease, shall not prevent Landlord from redressing a subsequent Default or Landlord or Tenant from thereafter insisting on strict performance. The receipt by Landlord of the Rent with knowledge of a Default or Tenant’s failure to strictly perform under this Lease shall not be deemed a waiver of the Default or failure. No term of this Lease shall be considered waived by Landlord or Tenant unless the waiver is in a writing signed by the waiving party. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent shall be considered other than on account of the next installment of the Rent, or as Landlord may elect to apply same. No endorsement or statement on any check or letter accompanying any check or payment shall prevent Landlord from cashing the check or otherwise accepting the payment, without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy.
     Section 20.6 If Tenant fails to pay any installment of the Fixed Rent on the first day of the month or any Additional Rent when due, in addition to any other right or remedy of Landlord, Tenant shall pay to Landlord within fifteen (15) days following Landlord’s written notice interest at the rate (the “Default Rate”) which is the lesser of the rate of 5% per annum above the Base Rate or the maximum legal interest rate permitted under the circumstances, on the amount unpaid, from the date the payment was first due to and including the date paid.
          Article 21. Security
     Section 21.1 Tenant has deposited with Landlord, as security for Tenant’s compliance with this Lease, the Security by a standby letter of credit on the terms, and substantially in the form, attached to this Lease as Exhibit “D”, issued by a bank listed under Schedule I, Schedule II or Schedule III of the Bank Act (Canada) (the “Letter of Credit”). If there is a Default, Landlord may use all or any portion of the Security, only as necessary, to cure the Default or for the payment of any other amount due and payable from Tenant to Landlord in accordance with this Lease. Tenant shall, within thirty (30) days following Landlord’s written notice, deposit with Landlord in cash or by a Letter of Credit an amount sufficient to restore the full amount of the Security (without giving consideration to any interest accrued on the Security) following a Default. Landlord may assign the Security to a permitted assignee of this Lease, or to a Mortgagee of the Carling Campus. Landlord shall not be required to exhaust its remedies against Tenant or the Security before having recourse to Tenant, the Security or any other security held by Landlord, or before exercising any right or remedy, and recourse by Landlord to any one of them, or the exercise of any right or remedy, shall not affect Landlord’s right to pursue any other right or remedy or Landlord’s right to proceed against the others. If there is then no uncured Default, the Security and any accrued and unpaid interest thereon, or any balance, shall be paid or delivered to Tenant promptly after the Expiration Date and Tenant’s vacating of the Premises in accordance with this Lease. If Landlord’s interest in the Building is sold or leased, Landlord shall transfer the Security and any accrued and unpaid interest thereon, or any balance, to the new landlord and, upon such transfer and delivery of an agreement in writing in favor of Tenant wherein the assignee assumes all obligations of Landlord under this Lease whenever arising (including in respect of the Security), the assignor shall thereupon be released by Tenant from all liability for the return of the Security or any interest (and Tenant agrees to look solely to the assignee for the return of the Security or any interest).
     Section 21.2 Given Tenant has elected to post the Security by way of a Letter of Credit, the following provisions of this Section shall also apply (in addition to the other provisions of this Article):
          (a) If the bank issuing the Letter of Credit shall notify Landlord that the term of the Letter of Credit shall not be renewed, Tenant shall, at least thirty (30) days prior to the expiration date of the Letter of Credit, replace the Letter of Credit with a new Letter of Credit, having an initial expiration date at least one year from the date of the new Letter of Credit. If Tenant fails to so renew and does not otherwise provide cash by the date that is fifteen (15) days prior to expiry, Landlord may draw on the Letter of Credit and hold the cash and all interest earned thereon as Security hereunder.
          (b) If, for any reason other than Landlord’s failure to comply with the requirements of the Letter of Credit, the bank issuing the Letter of Credit shall fail or refuse to honor any demand, Tenant shall within fifteen (15) days following Landlord’s written notice to Tenant of such failure or refusal, at Landlord’s option, either (i) deposit with Landlord the Security in cash or (ii) replace the Letter of Credit with a new Letter of Credit (having an initial expiration date at least one year from the date of the new Letter of Credit).
          (c) If Landlord shall transfer its interest in the Building, Tenant shall, at the request of the transferor or transferee, replace or amend the Letter of Credit within fifteen (15) days following such request, so that the transferee is named as the beneficiary. Any reasonable transfer fee or charge imposed by the bank issuing the Letter of Credit shall be reimbursed to Landlord (or, at Landlord’s option, paid) by Tenant within fifteen (15) days following Landlord’s request.
          (d) If there shall be a Default, in addition to any other right or remedy of Landlord, Landlord shall have the right, to immediately draw the full amount of the Letter of Credit and then hold the cash and all interest thereon as Security hereunder and apply such amounts in accordance with the provisions of Section 21.1 hereof.

          Article 22. Broker
     Section 22.1 Except for fees and commissions that will be paid by Tenant to CB Richard Ellis for which Tenant hereby indemnifies Landlord, no broker is entitled to any fee or commission in connection with the transactions contemplated by this Lease based upon arrangements made by or on behalf of Tenant or any of its affiliates. Except for fees and commissions that will be paid by Landlord for which Landlord hereby indemnifies Tenant, no broker is entitled to any fee or commission in connection with the transactions contemplated by this Lease based upon arrangements made by or on behalf of Landlord or any of its affiliates.
          Article 23. Notices
     Section 23.1 Except as may be expressly provided in this Lease, all notices and other communications under this Lease must be in writing and sent by nationally recognized overnight courier service or registered or certified mail (return receipt requested), addressed to Landlord or Tenant at its Notice Address.
     Section 23.2 Any notice or other communication sent as provided in this Article shall be effective (a) on the date received (or rejected) if sent overnight courier service, or (b) two Business Days after mailing by registered or certified mail.
     Section 23.3 Any notice or other communication given by Landlord to Tenant in accordance with this Article may be signed and given by Landlord’s managing agent, if any, with the same force and effect as if signed and given by Landlord.
          Article 24. Representations and Liability
     Section 24.1 Neither Landlord nor any of Landlord’s agents, employees or representatives has made any warranties, representations, statements or promises with respect to the Premises, the Building, the Land, the Building systems, any additional rent, any Law or any other matter, unless expressly set forth in this Lease. This Lease, Escrow Agreement and the ASA contain the entire agreement between Landlord and Tenant with respect to the subject matter of this Lease, and any previous agreements between Landlord and Tenant are merged in this Lease, which alone expresses their agreement. Tenant is entering into this Lease after full investigation, and is not relying on any warranties, representations, statements or promises made by Landlord or any other person not expressly set forth in this Lease or in the ASA, and is not acquiring any rights of any nature, by implication or otherwise, except as expressly set forth in this Lease.
     Section 24.2 No act or omission of Landlord or Tenant, or their respective employees, agents or contractors, including the delivery or acceptance of keys, shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless it is in a writing signed by Landlord. Any employee of Landlord, Landlord’s managing agent, if any, or the Building to whom any property is entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to that property and neither Landlord nor Landlord’s managing agent, if any, shall be liable for any damages to or loss of property of Tenant or others entrusted to employees, agents or contractors of Landlord, Landlord’s managing agent, if any, or the Building.

     Section 24.3 Neither Landlord nor Landlord’s managing agent, if any, shall be liable for any injury, damage or loss to Tenant, Tenant’s Property, Tenant’s Work, Tenant’s business or to any other person or property resulting from any cause, except to the extent caused by the negligence act or omission of Landlord, Landlord’s managing agent, if any, or their respective employees, agents or contractors, subject to Section 13.4.
     Section 24.4 If, at any time or from time to time, any windows of the Premises are temporarily closed, blocked or darkened for any reason, or permanently closed, blocked or darkened if required by any Law or due to any construction on property adjacent to the Building by any person, including Landlord or any person in which Landlord has an interest (a) Landlord shall not be liable for any loss or damage Tenant may sustain thereby, (b) Tenant shall not be entitled to any compensation or abatement of the Rent, (c) Tenant shall not be relieved of its obligations under this Lease and (d) it shall not constitute an eviction or constructive eviction of Tenant from the Premises.
     Section 24.5 Subject to the provisions of Section 27.1, in the event of a transfer of the Building (a) the Landlord shall be and hereby is relieved of all obligations and liabilities of Landlord under this Lease accruing after the effective date of the assumption by the transferee; and (b) the transferee shall be deemed to have assumed all of Landlord’s obligations and liabilities under this Lease effective from and after the effective date of the transfer.
     Section 24.6 Landlord, its partners, members, shareholders, officers, directors and principals, disclosed or undisclosed, have no personal liability under or in connection with this lease. Tenant shall look only to Landlord’s interest in the Premises and the Carling Campus for the satisfaction of Tenant’s remedies or to collect any judgment requiring the payment of money by Landlord under or in connection with this lease, and no other assets of Landlord or such persons shall be subject to lien, levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies or the collection of any judgment under or in connection with this lease. If Tenant acquires a lien on such other property or assets by judgment or otherwise, Tenant shall promptly release that lien by signing, acknowledging and delivering to Landlord any instrument, prepared by Landlord, required for the lien to be released.
     Section 24.7 Intentionally deleted
     Section 24.8 It is understood and agreed that whenever and to the extent that Landlord or Tenant shall be unable to fulfill or shall be delayed or restricted in the fulfillment of any obligation hereunder in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of delays caused by acts of God, war, civil riot, insurrection, strike or labour dispute not caused by the party claiming same, unusual delays in transportation of materials, unusual government delays, or delays due to condemnation, fire or other unavoidable casualty, being unable to obtain the material, goods or equipment required to enable it to fulfill such obligation (collectively and individually, “Unavoidable Delay”) then, provided the party claiming a benefit of a delay due to Unavoidable Delay shall have the obligations to: (i) notify the other party within a reasonable time period after such delay commences; and (ii) use its best efforts to minimize the duration of such delay and the effect of the delay, Landlord or Tenant (as the case may be) shall be relieved from the fulfillment of such obligation during the period of such delay and the other party shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned, provided that in no event will Tenant be relieved of its obligation to pay Rent. Notwithstanding the foregoing, the inability to procure funds shall not be considered to be or to result in an event of Unavoidable Delay.
     Section 24.9 Tenant shall not perform or permit to be performed any act which may subject Landlord or Landlord’s managing agent, if any, to any liability. Tenant shall, to the extent not caused by the negligence or willful misconduct of Landlord or its contractors or agents, indemnify, defend and hold harmless Landlord and Landlord’s managing agent, if any, from and against (a) all claims arising from any act or omission of Tenant, its contractors, agents, employees, invites or visitors, (b) all claims arising from any accident, injury or damage to any person or property in the Premises during the Term or when Tenant is in possession of the Premises, and (c) Tenant’s failure to comply with Tenant’s obligations under this Lease (whether or not a Default), and all liabilities, damages, losses, fines, costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with any such claim or failure.
          Article 25. End of Term
     Section 25.1 On the Expiration Date (a) Tenant (and all other occupants) shall vacate and surrender the Premises, broom clean, in good order and condition, and with interior finished including but not limited to carpets and other floor finishes, window coverings, ceilings and paint in substantially the same condition as at the Commencement Date, except for ordinary wear and tear and damage by fire and other casualty for which Tenant is not responsible under this Lease, and otherwise as may be required by this Lease, including if required by Landlord, removal of Tenant’s Work and Tenant’s Property. Tenant shall be under no obligation to return the Premises to base building standard. For greater certainty, Landlord acknowledges and agrees that Tenant shall not be obligated or responsible, under any circumstance, for the removal or restoration of any installations, alterations, partitions or improvements of any kind whatsoever existing in, on or under the Premises as of the Commencement Date, other than to repair any damage caused by the removal of Tenant’s Work and Tenant’s Property. If the last day of the Term is not a Business Day, this Lease shall expire on the immediately preceding Business Day. Should Tenant fail to yield up space in accordance with its obligations, Landlord may carry out works on behalf of Tenant and recover any costs incurred in doing so. Tenant waives, for itself and for any person claiming under Tenant, any right which Tenant or any such person may have to a stay of proceedings.
     Section 25.2 If the Premises are not vacated and surrendered in accordance with this Lease, on the date required by this Lease, Tenant shall be liable to Landlord for (a) all losses, costs, liabilities and damages which Landlord incurs by reason thereof, including reasonable attorneys’ fees, and (b) per diem use and occupancy in respect of the Premises equal to 150% of the then current Rent payable under this Lease (which Landlord and Tenant presently agree is the Rent to which Landlord would be entitled, is presently contemplated by them as being fair and reasonable under such circumstances and is not a penalty) until Tenant vacates and surrenders the Premises in accordance with this Lease. Tenant shall indemnify, defend and hold harmless Landlord against all claims made by any succeeding tenants against Landlord or otherwise resulting from the failure of Tenant (and all other occupants) timely to vacate and surrender the

Premises in accordance with this Lease. In no event, however, shall this Section be construed as permitting Tenant (and all other occupants) to remain in possession of the Premises after the Expiration Date. Landlord and Tenant agree that any statutory right to hold over after the expiration of the term is expressly waived in accordance with applicable Laws.
     Section 25.3 Any obligation of Landlord or Tenant under this Lease which by its nature or under the circumstances can only be, or by the terms of this Lease may be, performed after the Expiration Date and any liability for a payment with respect to any period ending on or before the Expiration Date, unless otherwise set forth in this Lease, shall survive the Expiration Date.
          Article 26. Tenant’s Self-Help Remedy
     Section 26.1 While the Landlord is Nortel Networks Technology Corporation, or any entity affiliated with Nortel Networks Technology Corporation or Nortel Networks Limited, and except in the case of an Unavoidable Delay, if Landlord shall default in the performance or observance of any obligation or condition in this Lease on its part to be performed or observed which results in a Material Interruption (as hereinafter defined) and shall not cure such default within two (2) Business Days after notice from Tenant specifying the default (or shall not within such period have commenced to cure the default and be pursuing the cure of the default with due diligence), Tenant may, at its option, without waiving any claim for damages for the default permitted under this Lease, at any time thereafter, and on written notice to Landlord, take such steps as are necessary to cure such default. Tenant shall submit detailed invoices to Landlord for the costs incurred by Tenant to cure such default of Landlord, and if Landlord fails to pay the costs so invoiced, or to provide notice to Tenant denying that it has committed a default or responsibility for the costs so invoiced (which notice must include reasonable detail of the grounds on which Landlord is supporting such assertion) and request an arbitration of the issue pursuant to Section 26.2 within fifteen (15) days after its receipt of the aforesaid invoice, Tenant shall have the right to deduct such costs, and interest thereon, from the amounts then owed for any Rent due or to become due by Tenant to Landlord under this Lease until the invoice amounts are satisfied in full (“Set-off Right”). Tenant’s right to cure a default of Landlord under this Section 26.1 shall not preclude it from pursuing any other rights available to it under this Lease or at law in the event that the Set-off Right is insufficient to compensate Tenant for its costs and expenses resulting from Landlord’s default under this Section 26.1 (it being agreed that in no event shall Landlord be responsible for indirect, consequential damages or losses of intangible property). For purposes of this Section 26.1, “Material Interruption” means any circumstance, other than an Unavoidable Delay, a casualty under Article 14 or an Expropriation or Condemnation under Article 15, caused by a default by Landlord which would prevent or impede Tenant’s access to or ability to conduct business from the Premises in a material manner (such as, loss or interruption of utilities or failure of any critical Building System).
Landlord grants to Tenant a non-exclusive right on, over, within and across the Common Areas for purposes of exercising the self-help remedy hereinbefore provided.
     Section 26.2 If Landlord denies that it has committed a default or disputes responsibility for the costs claimed by Tenant pursuant to Section 26.1, then Landlord shall, within fifteen (15) days after receipt of an invoice from Tenant in respect of the claim under Section 26.1, request that the matter be resolved as follows:

(a)	Negotiations — Each of the Parties hereto will attempt in good faith to resolve any dispute between them arising out of or relating to or in connection with the an alleged Material Interruption caused by a default of Landlord (each, a “Dispute”) promptly by negotiations between representatives of the relevant parties who have authority to settle the Dispute, as follows:
(i)	The “disputing” party or parties, as the case may be, (the “Disputing Party” or a “party”) will give the other party or parties, as the case may be, (the “Receiving Party” or a “party”) written notice of the Dispute in question. Within 2 Business Days after receipt of such notice, the Receiving Party shall submit to the Disputing Party a written response. Each such notice and response shall not exceed three pages and shall include:
1)	a statement of each party’s understanding of the issue(s) in the Dispute, and

2)	the name and title of the individual who will represent that party at the negotiation.
(ii)	The representatives and/or their counsel shall meet at a mutually acceptable time and place within 2 Business Days of the date of the Disputing Party’s receipt of the Receiving Party’s response and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Dispute.
(b)	Arbitration — If a Dispute has not been resolved within 6 Business Days of the receipt by the Receiving Party of the Disputing Party’s notice referred to in Section 26.2(a)(i) hereof, or if the Receiving Party will not meet within the 2 Business Day period as contemplated in Section 26.2(a)(ii) hereof (the earlier of which is the “Submission Date”), the Dispute shall be finally settled by arbitration in accordance with the provisions of the Arbitration Act, 1991 (Ontario) and any amendments thereto. The following rules shall apply to the arbitration:
(i)	The arbitration tribunal shall consist of one arbitrator (“Arbitrator”) appointed by mutual agreement of the Disputing Party and the Receiving Party or, in the event of their failure to agree on and appoint an arbitrator within 10 days, either party may request ADR Chambers Inc. (including its successor), or, if such entity does not exist, counsel to the Disputing Party and counsel to the Receiving Party, to provide a list of 5 qualified arbitrators. Within 2 Business Days of their receipt of the list, the Disputing Party and the Receiving Party shall independently rank the proposed candidates, shall simultaneously exchange rankings, and shall select as the Arbitrator the individual receiving the highest combined ranking who is available to serve. If either party does not rank the proposed candidates and provide a copy of the ranking to the other party, the party who does rank the proposed candidates and does provide a copy of the ranking to the other party will be entitled to select the Arbitrator.

(ii)	The Arbitrator shall be instructed that time is of the essence in proceeding with his or her determination of any Dispute.

(iii)	The Disputing Party and the Receiving Party will agree, in consultation with the Arbitrator, on the rules for the arbitration within 5 days of the selection of the Arbitrator. Absent agreement within such time period to the contrary, the following rules, designed to save time and expense for the parties, will apply:
1)	The arbitration hearing shall be held within 10 days of the date of selection of the Arbitrator;

2)	Pleadings shall be no more than 5 pages in length;

3)	Each party will provide to the other access to any documents that may be relevant to the Arbitration. Each party will also provide to the other a list and copies of up to (but not exceeding) 15 documents that such party intends to rely on at the arbitration;

4)	Each party will be entitled to oral discovery of up to 2 representatives of the other party if it deems it appropriate. Each party may only discover each such representative of the other party for a maximum of three hours. Any questions refused will be put to the Arbitrator for the Arbitrator’s determination as to whether the questions are appropriate and relevant;

5)	At the hearing, opening argument will be limited to one half hour per party;

6)	Each party may produce up to two witnesses for direct examination. The total time permitted for direct examination (whether one or two witnesses are produced) will be two hours. Total time for cross-examination will also be two hours for each party;

7)	Hearsay evidence will be admissible and its weight will be determined by the Arbitrator;

8)	Each party may introduce any of its 15 documents through either of its witnesses. The other party may, if appropriate,

challenge the authenticity of any document produced through such witnesses;

9)	Closing argument will be limited to one hour for each party; and

10)	The Arbitrator will attempt to produce a decision within 7 days of the conclusion of the arbitration, and written reasons within 10 days of the Arbitration.
(iv)	The arbitration shall be conducted in English and shall take place in Ottawa, Ontario.

(v)	The arbitration award shall be given in writing and shall be final, and binding on the Disputing Party and the Receiving Party, not subject to any appeal, and shall deal with the question of costs of the arbitration and all matters related thereto. In his or her award of costs, the Arbitrator may consider each party’s effort to resolve the Dispute through negotiation, and any settlement offer made. If either party has refused to participate in the negotiation contemplated in Section 26.2(a) hereof, there shall be a presumption that solicitor and client costs on a full indemnity basis shall be awarded against that party refusing to participate, regardless of the outcome of the arbitration.

(vi)	Judgment upon the award rendered may be entered into any court having jurisdiction, or application may be made to such court for judicial recognition of the award or an order for enforcement thereof, as the case may be.
(c)	Exclusive Procedure for Settling Disputes — The procedures specified in this Section 26.2 are the only procedures for the resolution of any Dispute, no party shall have recourse to the courts in respect thereof other than in the limited circumstances provided for in this Section 26.2. If any party attempts to have issues resolved in court that should properly be resolved pursuant to this Section 26.2, the parties agree that this Section 26.2 can be used to stay any such proceedings. However, before or during the time that the Disputing Party and the Receiving Party follow the procedures specified in this Section 26.2 above, either party may make application to the appropriate court for a preliminary injunction or other preliminary judicial relief if such party reasonably believes that such a step is necessary to avoid irreparable damage or harm, Even if either party takes such action, both parties will continue to participate in good faith in the procedures specified in this Section 26.2 above.
     Section 26.3 Subject to the provisions of Section 26.4, if the Premises are sold to any person not affiliated with Landlord or Norte] Networks Limited (“New Landlord”) and the

Early Termination Right under Section 27.1 has not been exercised (or if the Early Termination Right has been exercised and pending the expiry of the Early Termination Notice Period under Section 27.1), all of the provisions of Sections 26.1 and 26.2 shall be applicable, mutatis mutandis, to a default by the landlord which results in a Material Interruption and a resolution of a dispute in connection therewith by negotiation or arbitration, save and except that upon delivery of notice to Tenant confirming the payment of [*] into the Landlord Security Account, as hereinafter provided, Tenant’s Set-off Right against Rent in accordance with Section 26.1 shall be extinguished and of no further force or effect, and the following provisions shall apply in lieu thereof:
          (a) At the time of the sale of the Campus, a sum of money equivalent to [*] shall be deposited into an interest bearing escrow account of the Escrow Agent by Landlord or the New Landlord to represent the full extent of security for the performance of the New Landlord’s obligations under this Lease (“Landlord Security Account”);
          (b) Except in the case of an Unavoidable Delay, if the New Landlord shall default in the performance or observance of any obligation or condition in this Lease on its part to be performed or observed which results in a Material Interruption and shall not cure such default within two (2) Business Days after Notice from Tenant specifying the default (or shall not within such period commence to cure the default and thereafter be pursuing the cure of the default with due diligence), Tenant may, at its option, without waiving any claim for damages for the default permitted under this Lease, at any time thereafter, and on written notice to the New Landlord, take such steps as are necessary to cure such default. Tenant shall submit detailed invoices to the New Landlord for the costs incurred by Tenant to cure such default of the New Landlord, and if the New Landlord fails to pay the costs so invoiced, or to provide notice to Tenant denying that it has committed a default or responsibility for the costs so invoiced (which notice must include reasonable detail of the grounds on which Landlord is supporting such assertion) and request an arbitration of the issue in accordance with the provisions of Section 26.2 within fifteen (15) days after its receipt of the aforesaid invoices, Tenant shall have the right to unilaterally instruct and direct the Escrow Agent to pay Tenant the costs so invoiced from the Landlord Security Account.
     Section 26.4 Notwithstanding the provisions of Section 26.3, in the event that the New Landlord has, or is affiliated with entities which have, a credit rating and financial net worth comparable to or better than that of Ciena Corporation, and a commercial real estate portfolio which includes properties comparable in value and use to that of the Premises; there will be no requirement to provide for the Landlord Security Account to secure the performance of the New Landlord’s covenants under this Lease.
          Article 27. Early Termination by Landlord
     Section 27.1 Effective at any time after the end of the thirtieth (30th) month of the Term (the “Standstill Period”), Landlord will have the right to early terminate the Term of this Lease at any time on at least thirty (30) months prior written notice (the “Early Termination Notice” and the “Early Termination Notice Period”) to Tenant in the event that the Carling Campus is sold to a bona fide arm’s length purchaser who requires vacant possession of the Premises occupied by Tenant prior to the end of the Term (the “Early Termination Right”).

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

For greater clarity, the Landlord’s entitlement to provide the Early Termination Notice shall be at any time during the Term, provided that it is effective only as and from the end of the Standstill Period, and the Early Termination Notice Period shall commence on the date Tenant has received both the Early Termination Notice and the Early Termination Fee. The Early Termination Right is personal to, and may only be exercised by, Nortel Networks Technology Corporation or any of its Affiliates during the period of its or their ownership of the Premises.
     Section 27.2 If Landlord exercises the Early Termination Right, it will direct the Escrow Agent to pay to Tenant from the Carling Property Escrow Amount the Early Termination Fee within three (3) Business Days of the delivery of the Early Termination Notice.
     Section 27.3 The termination fee payable pursuant to Section 27.2 shall be USD $33,500,000 (plus applicable taxes and all interest earned thereon, the “Early Termination Fee”). For the period commencing on the seventy-third (73rd) month of the Term, the Early Termination Fee shall begin to be reduced on a monthly schedule at a rate of USD$697,916.67, such monthly reductions to be effective on the expiry of each month such that on the expiry of the Term, the Early Termination Fee would be $0.
For greater clarity, the table set out in Exhibit “E” hereto sets forth the Early Termination Fee which would be payable in the event the Lease was terminated at the end of each of the listed months in accordance with this Article 27.
     Section 27.4 Notwithstanding anything to the contrary herein, the provisions in respect of the Early Termination Fee and the payment by Landlord thereof to Tenant in this Article 27 shall apply, mutatis mutandis, in respect of any termination of the Lease resulting from an Incurable Termination Event. For purposes of this Article 27, “Incurable Termination Event” means any termination of this Lease prior to the expiry of the Term as a result of the occurrence of any circumstance under any Lien resulting in the subject lien claimant terminating the Lease or foreclosing Tenant’s leasehold interest under this Lease (including as a result of the failure to pay Taxes when due) resulting in Tenant being force to vacate the Premises as applicable, but provided that the such circumstance has not resulted due to the Default of Tenant under the terms of this Lease.
     Section 27.5 In the event that Landlord provides written notice to Tenant irrevocably waiving the Early Termination Right and agreeing that Article 27 shall be of no further force or effect, and provided that at the time of the giving of such notice to Tenant no proceedings are being prosecuted by a lien claimant in respect of a Lien securing a material obligation which could result in this Lease being terminated, the Escrow Agent shall be instructed to release the Early Termination Fee to Landlord.
          Article 28. Miscellaneous
     Section 28.1
          (a) This Lease shall be governed by the laws of the Province of Ontario.
          (b) Tenant shall not record this Lease or any memorandum of this Lease, except Landlord and Tenant will enter into a mutually agreeable notice of lease.

          (c) Subject to the provisions of this Lease, this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns.
          (d) This Lease may not be changed or terminated, in whole or in part, except by agreement in writing signed by Landlord and Tenant.
          (e) Notwithstanding any provision of this Lease, or any Law, to the contrary, or the execution of this Lease by Tenant, this Lease shall not bind or benefit Landlord or Tenant, unless and until this Lease is signed and delivered by Landlord and Tenant.
          (f) Tenant shall hold in confidence and shall not disclose to third parties other than its officers, directors, partners, members, employees, representatives, brokers, lenders, attorneys, accountants and advisors, and shall cause its officers, directors, partners, members, employees, representatives, brokers, lenders, attorneys, accountants and advisers to hold in confidence and not disclose to third parties, the terms of this Lease, except to the extent any such terms (i) must be disclosed pursuant to any Law, (ii) are publicly known or become publicly known other than through the acts of Tenant, or any of its officers, directors, partners, members, employees, representatives, brokers, lenders, attorneys, accountants or advisers, or (iii) are disclosed by Tenant in connection with any financing or any proposed financing, any proposed sale of Tenant or its business, any proposed subletting of the Premises, or any proposed assignment of this Lease. Notwithstanding the provisions of this paragraph or any other provision of this Lease, each party to this Lease (and each of its employees, representatives or agents) may disclose to any person, without limitation of any kind, the tax treatment and tax structure of any transactions contemplated by this Lease and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any party to this Lease (or to its employees, representatives or agents) relating to such tax treatment or tax structure, provided, however, that this authorization of disclosure shall not apply to restrictions reasonably necessary to comply with securities laws. This authorization of disclosure is retroactively effective immediately upon commencement of the first discussions regarding the transactions contemplated by this Lease, and the parties to this Lease aver and affirm that this tax disclosure authorization has been given on a date which is no later than thirty (30) days from the first day that any party to this Lease (or its employees, representatives or agents) first made or provided a statement as to the potential tax consequences that may result from the transactions contemplated hereby.
          (g) The Exhibits to this Lease, if any, are a part of this Lease, but in the event of an inconsistency between this Lease and the Exhibits, this Lease shall control.
          (h) Each obligation of Tenant under this Lease is a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.
          (i) The captions in this Lease are for reference only and do not define the scope of this Lease or the intent of any term. All Article and Section references in this Lease shall, unless the context otherwise specifically requires, be deemed references to the Articles and Sections of this Lease.

          (j) If any provision of this Lease, or the application thereof to any person or circumstance, is invalid or unenforceable, then in each such event the remainder of this Lease or the application of such provision to any other person or any other circumstance (other than those as to which it is invalid or unenforceable) shall not be affected, and each provision hereof shall remain valid and enforceable to the fullest extent permitted by Law.
          (k) Tenant and Landlord have been represented by legal counsel and is sophisticated in real estate leasing and commercial transactions and have had ample opportunity to negotiate the terms of this Lease as one component of an overall business transaction.
          (l) If there is then no Default subsisting, Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any person lawfully claiming under Landlord, subject however, to the terms of this Lease.
          (m) If (i) Tenant is comprised of two or more persons, or (ii) Tenant’s interest in this Lease is assigned to any person as permitted by this Lease, “Tenant,” as used in this Lease, shall mean each of those persons, and the liability of those persons under this Lease shall be joint and several. Wherever appropriate in this Lease, personal pronouns shall be considered to include the other gender and the singular to include the plural.
          (n) If required in order to comply with the rule against perpetuities, if the Commencement Date shall not occur within 21 years following the date of this Lease, this Lease shall be deemed cancelled.
          (o) This Lease is subject to compliance with the provisions of the Planning Act of Ontario, if applicable.
          (p) Tenant shall have the right to vacate the Premises or leave them unoccupied or unused, provided Tenant continues to fulfill its monetary and other obligations hereunder.
          (q) This Lease shall be binding upon, extend to and enure to the benefit of Landlord and Tenant and to each of their respective, successors and permitted assignees.
     Section 28.2 This Lease may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one instrument. This Lease shall be considered properly executed by any party if executed, scanned and transmitted by fax or e-mail to the other parties’ representative or solicitor.
[Signature Page Follows]

          In Witness Whereof, the parties have executed this Lease on the date of this Lease.

Landlord NORTEL NETWORKS TECHNOLOGY CORPORATION
By:	/s/ Anna Ventresca
	Name:	Anna Ventresca
	Title:	Secretary

Tenant CIENA CANADA, INC.
By:
Name:
Title:

          In Witness Whereof, the parties have executed this Lease on the date of this Lease.

Landlord NORTEL NETWORKS TECHNOLOGY CORPORATION
By:
Name:
Title:

Tenant CIENA CANADA, INC.
By:	/s/ Gary B. Smith
	Name:	Gary B. Smith
	Title:	President and Chief Executive Officer